Filed pursuant to Rule 424(b)(5)
Registration No. 333-221934

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated December 7, 2017

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 7, 2017)

SERITAGE GROWTH PROPERTIES

            Shares

    % Series A Cumulative Redeemable Preferred Shares

(Liquidation Preference $25.00 per share)

Seritage Growth Properties is offering              shares of its     % Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series A Preferred Shares”).

We will pay quarterly cumulative dividends, in arrears, on the Series A Preferred Shares from, and including, the date of original issue, payable on the 15th day of January, April, July and October of each year (or if such day is not a business day, the next succeeding business day), when and as authorized by our board of trustees and declared by us, beginning on April 15, 2018, at the rate of     % per year of the $25.00 liquidation preference per share, or $        per Series A Preferred Share per year. The first dividend payment will be for more than a full quarter and will cover the period from, and including, December     , 2017 to, but excluding, April 15, 2018. We may not redeem the Series A Preferred Shares until December     , 2022, except to preserve our status as a real estate investment trust (“REIT”). On and after December     , 2022, we may, at our option, redeem the Series A Preferred Shares, in whole or in part, at any time and from time to time, by paying $25.00 per share, plus all accrued and unpaid dividends to, but excluding, the redemption date. In addition, upon the occurrence of a Change of Control (as defined herein), we may, at our option, redeem the Series A Preferred Shares, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus all accrued and unpaid dividends to, but excluding, the redemption date. If we exercise any of our redemption rights, holders of the Series A Preferred Shares will not have the conversion rights described below. The Series A Preferred Shares have no stated maturity date, are not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless redeemed by us or converted in connection with a Change of Control by holders of the Series A Preferred Shares.

Upon the occurrence of a Change of Control, each holder of the Series A Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date (as defined herein), we provide notice of our election to redeem the Series A Preferred Shares) to convert some or all of the Series A Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our common shares (as defined herein) per Series A Preferred Share or the equivalent value of the alternative consideration as described herein.

Holders of the Series A Preferred Shares will generally have no voting rights, except if we fail to pay dividends on any Series A Preferred Shares for six or more quarterly periods (whether or not consecutive).

To preserve our status as a REIT, for federal income tax purposes, among other purposes, our declaration of trust contains certain restrictions relating to the ownership and transfer of our shares of beneficial interest (including the Series A Preferred Shares), including a provision generally restricting shareholders from owning more than 9.6% (in value or number of shares, whichever is more restrictive) of all our outstanding shares of beneficial interest without the prior consent of our board of trustees.

We intend to file an application to list the Series A Preferred Shares on the New York Stock Exchange (“NYSE”) under the symbol “SRG PrA.” If this application is approved, trading of the Series A Preferred Shares on the NYSE is expected to begin within 30 days following initial delivery of the Series A Preferred Shares.

The Series A Preferred Shares have not been rated and are subject to the risks associated with unrated securities.

Investing in the Series A Preferred Shares involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement, on page 3 of the accompanying prospectus, on page 5 of our Annual Report on Form 10-K for the year ended December 31, 2016 as well as the risks, uncertainties and additional information set forth in our Quarterly Reports on Form 10-Q for the three months ended March 31, 2017, the three and six months ended June 30, 2017 and the three and nine months ended September 30, 2017 and in other reports we file with the Securities and Exchange Commission from time to time.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

The underwriters have been granted an option to purchase up to an additional              Series A Preferred Shares from us, at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement, solely for the purpose of covering overallotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Series A Preferred Shares through The Depository Trust Company (“DTC”) on or about December     , 2017.

Joint Book-Running Managers

Morgan Stanley	UBS Investment Bank	Stifel

The date of this prospectus supplement is December     , 2017.

Prospectus Supplement
ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
SUMMARY	S-1
RISK FACTORS	S-10
SEARS HOLDINGS	S-15
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-16
USE OF PROCEEDS	S-17
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS	S-18
DESCRIPTION OF SERIES A PREFERRED SHARES	S-19
UNDERWRITING	S-30
WHERE YOU CAN FIND MORE INFORMATION	S-34
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-35
LEGAL MATTERS	S-36
EXPERTS	S-36
Prospectus
ABOUT THIS PROSPECTUS	ii
PROSPECTUS SUMMARY	1
RISK FACTORS	3
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	5
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS	6
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST	7
CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS	15
U.S. FEDERAL INCOME TAX CONSIDERATIONS	21
PLAN OF DISTRIBUTION	41
WHERE YOU CAN FIND MORE INFORMATION	44
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	45
LEGAL MATTERS	46
EXPERTS	46

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or in a filing we have made with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the date hereof, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC under the Exchange Act prior to the termination of this offering that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing, this prospectus supplement or the accompanying prospectus, as the case may be.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the registration statement of which this prospectus is a part, the accompanying prospectus and any free writing prospectus prepared by us. We have not, and the underwriters have not, authorized anyone to provide you with information or make any representation that is different from or additional to that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the date of the document containing the incorporated information. Our financial condition, results of operations, business and prospects may have changed since those respective dates.

S-ii

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to purchase the Series A Preferred Shares. Unless otherwise expressly stated herein or the context otherwise requires, the “company”, “we,” “us,” and “our” as used herein refer to Seritage Growth Properties, Seritage Growth Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), and their owned and controlled subsidiaries.

We are a Maryland real estate investment trust formed on June 3, 2015, and we are a fully integrated, self-administered and self-managed REIT as defined under Section 856(c) of the Internal Revenue Code of 1986, as amended (the “Code”). Our assets are held by and our operations are primarily conducted through, directly or indirectly, the Operating Partnership. Under the partnership agreement of the Operating Partnership, we, as the sole general partner, have exclusive responsibility and discretion in the management and control of the Operating Partnership.

We are principally engaged in the acquisition, ownership, development, redevelopment, management and leasing of diversified retail real estate throughout the United States.

On June 11, 2015, Sears Holdings Corporation (“Sears Holdings”) effected a rights offering (the “Rights Offering”) to Sears Holdings stockholders to purchase our Class A common shares of beneficial interest, par value $0.01 per share (the “common shares” or “Class A common shares”), in order to fund, in part, the $2.7 billion acquisition of 234 of Sears Holdings’ owned properties and one of its ground-leased properties (the “Wholly Owned Properties”), and its 50% interests in three joint ventures that collectively owned 28 properties, ground-leased one property and leased two properties (collectively, the “JV Properties”) (collectively, the “Transaction”). The Rights Offering ended on July 2, 2015, and our common shares were listed on the NYSE on July 6, 2015.

On July 7, 2015, we completed the Transaction with Sears Holdings and commenced operations. Our only operations prior to the completion of the Rights Offering and Transaction were those incidental to the completion of such activities.

As of September 30, 2017, our portfolio included over 40.0 million square feet of gross leasable area (“GLA”), consisting of 230 Wholly Owned Properties totaling over 35.4 million square feet of GLA across 49 states and Puerto Rico, and interests in 28 JV Properties totaling approximately 5.1 million square feet of GLA across 15 states.

As of September 30, 2017, 171 of the Wholly Owned Properties were leased to Sears Holdings pursuant to a master lease agreement (the “Master Lease”) and operated under either the Sears or Kmart brand. At 85 properties, third-party tenants under direct leases occupy a portion of leasable space alongside Sears and Kmart, and 41 properties are leased only to third parties. A substantial majority of the space at the JV Properties is also leased to Sears Holdings under the master lease agreements.

We generate revenues primarily by leasing our properties to tenants, including both Sears Holdings and third-party tenants, who operate retail stores (and potentially other uses) in the leased premises, a business model common to many publicly traded REITs. In addition to revenues generated under the Master Lease through rent payments from Sears Holdings, we generate revenue through leases to third-party tenants under existing and future leases for space at our properties.

The Master Lease provides us with the right to recapture up to approximately 50% of the space occupied by Sears Holdings at each of the 224 Wholly Owned Properties initially included in the Master Lease (subject to certain exceptions and limitations). In addition, we have the right to recapture any automotive care centers which are free-standing or attached as “appendages” to the properties, and all outparcels or outlots and certain portions of parking areas and common areas. Upon exercise of this recapture right, we will generally incur certain costs and expenses for the separation of the recaptured space from the remaining Sears Holdings space and can reconfigure and rent the recaptured space to third-party tenants on potentially superior terms determined by us and for our own account. We also have the right to recapture 100% of the space occupied by Sears Holdings at each of 21 identified Wholly Owned Properties by making a specified lease termination payment to Sears Holdings, after which we expect to be able to reposition and re-lease those stores on potentially superior terms determined by us and for our own account.

As of September 30, 2017, we had exercised recapture rights at 45 properties, including 17 properties at which we exercised partial recapture rights, 17 properties at which we exercised 100% recapture rights (five of which were converted from partial recapture properties), and 11 properties at which we exercised our rights to recapture only automotive care centers or outparcels.

We elected to be treated as a REIT commencing with the taxable year ended December 31, 2015 and expect to continue to operate so as to qualify as a REIT. So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on net taxable income that we distribute annually to our shareholders.

Our principal offices are located at 489 Fifth Avenue, 18th Floor, New York, New York 10017 and our telephone number is (212) 355-7800.

Early Adoption of Accounting Standards Update

As disclosed in our filings on Form 10-Q as of and for the three, six and nine months ended March 31, 2017, June 30, 2017, and September 30, 2017, we modified some of the balances in our most recently issued audited financial statements to reflect the retrospective impact of recent accounting pronouncements that we adopted.

Effective March 31, 2017, we early adopted Accounting Standards Update (“ASU”) No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash,” which requires the statement of cash flows to explain any change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or cash equivalents. Therefore, amounts generally described as restricted cash and equivalents should be included with cash and cash equivalents when reconciling the beginning and end of period total amounts on the statement of cash flows. As required by this ASU, we applied this change retrospectively to our prior period condensed consolidated statements of cash flows presented in our filings on Form 10-Q as of and for the three, six and nine months ended March 31, 2017, June 30, 2017, and September 30, 2017.

During the year ended December 31, 2016, net cash provided by operating activities, used in investing activities and used in financing activities was reported as approximately $92.4 million, $52.8 million and $50.5 million, respectively. Adjusted for the retrospective application of ASU 2016-18, our net cash provided by operating activities, used in investing activities and used in financing activities was approximately $110.0 million, $75.2 million and $50.5 million, respectively, during the year ended December 31, 2016.

During the period from July 7, 2015 (the date operations commenced) to December 31, 2015, net cash provided by operating activities, used in investing activities and provided by financing activities was reported as approximately $17.7 million, $2,730.4 million and $2,775.6 million, respectively. Adjusted for the retrospective application of ASU 2016-18, net cash provided by operating activities, used in investing activities and provided by financing activities was approximately $21.4 million, $2,641.7 million and $2,775.6 million, respectively, during the period from July 7, 2015 (the date operations commenced) to December 31, 2015.

We did not reissue our audited financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus to reflect the retrospective application of ASU No. 2016-18 because the impact is not considered material under applicable accounting standards. These changes will be incorporated the next time the audited periods are issued or reissued.

Shareholders’ Equity

Class A Common Shares

As of September 30, 2017, 28,001,411 Class A common shares were issued and outstanding. Subsequent to September 30, 2017, 1,819,980 net Class C non-voting common shares were converted to Class A common shares.

In addition, we have been advised that ESL Partners, L.P. (together with its affiliates, “ESL”) is considering making distribution of certain of our securities on a pro rata basis to certain investors that have elected to redeem all or a portion of their interest in ESL. ESL has indicated that such distribution, if any, may include up to approximately 97,000 Class A common shares and 1.6 million common units of the Operating Partnership, though ESL reserves the right to change the amount of our securities included in the potential distribution. Any such distribution may occur at any time, or from time to time, from (and including) the date of this prospectus supplement through April 2018. However, there can be no assurance that the distribution will be effectuated, nor how many securities will be included in such distribution. Following the distribution, if any, we expect the common units of the Operating Partnership received by ESL investors may be converted to Class A common shares.

Class B Common Shares

As of September 30, 2017, 1,434,922 common shares of beneficial interest, par value $0.01 per share (the “non-economic shares” or “Class B non-economic common shares”), of our company were issued and outstanding.

Should the distribution referenced above be effectuated, a pro rata portion of the Class B shares will be surrendered to us.

Class C Common Shares

As of September 30, 2017, 5,951,861 Class C common shares of beneficial interest, par value $0.01 per share (the “non-voting shares” or “Class C non-voting common shares”), of our company were issued and outstanding. Subsequent to September 30, 2017, 1,819,980 net Class C non-voting common shares were converted to Class A common shares.

Capital and Liquidity

On February 23, 2017, the Operating Partnership, as borrower, and we, as guarantor, entered into a $200.0 million senior unsecured delayed draw term loan facility (the “Unsecured Term Loan”), which matures on December 31, 2017. The lenders under the Unsecured Term Loan are JPP, LLC and JPP II, LLC, which are controlled by ESL, an entity of which Mr. Edward S. Lampert, our Chairman, is the Chairman and Chief Executive Officer. As of September 30, 2017, the total principal amount outstanding under the Unsecured Term Loan was $85.0 million. We may repay the $85.0 million total principal amount outstanding with unrestricted cash on hand, seek an extension of the maturity date, or raise additional capital through a refinancing transaction or from the proceeds of asset sales or new joint ventures. We are currently in discussions with potential lender(s)

to refinance this loan. We are also in various stages of negotiation with potential joint venture partners for some of our larger and near-term redevelopment projects. However, there can be no assurance that such refinancing or joint ventures will be consummated.

On November 3, 2017, we closed a previously announced transaction with a subsidiary of Simon Property Group, Inc. (together with its subsidiaries, “Simon”) in which we sold to Simon our 50% interest in five of the ten assets owned by our existing joint venture with Simon for gross consideration of $68.0 million.

Sears Holdings

For a discussion of Sears Holdings, see “Sears Holdings” and “Risk Factors—Other Risks—We will be substantially dependent on Sears Holdings, as a tenant, until we further diversify the tenancy of our portfolio, and an event that has a material adverse effect on Sears Holdings’ financial condition, results of operations or business could have a material adverse effect on our financial condition, results of operations or business and could adversely affect our ability to pay dividends on the Series A Preferred Shares.”

THE OFFERING

For a more complete description of the rights, preferences and other terms of the Series A Preferred Shares specified in the following summary, please see the information under the captions “Description of Series A Preferred Shares” in this prospectus supplement and “Description of Shares of Beneficial Interest” in the accompanying prospectus.

Issuer	Seritage Growth Properties

Securities Offered	Series A Preferred Shares ( Series A Preferred Shares if the underwriters exercise their option to purchase additional Series A Preferred Shares in full). We reserve the right to reopen this series and issue additional Series A Preferred Shares either through public or private sales at any time.

Ranking	With respect to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of our affairs, the Series A Preferred Shares will rank:

•	senior to our common shares and our non-voting shares and all other equity securities issued by us ranking junior to such Series A Preferred Shares;

•	pari passu with any class or series of our equity securities issued by us, the terms of which specifically provide that such class or series are of equal rank with the Series A Preferred Shares (“parity preferred”); and

•	junior to all of our existing and future indebtedness and to all equity securities issued by us, the terms of which specifically provide that such securities rank senior to the Series A Preferred Shares.

See “Description of Series A Preferred Shares—Ranking.”

Dividend Rate and Payment Dates	Cash dividends on the Series A Preferred Shares are cumulative from, and including, December , 2017, payable at the rate of % per year of the $25.00 liquidation preference per share (equivalent to a fixed annual amount of $ per share), and payable quarterly in arrears on the 15th day of January, April, July and October of each year (or if such day is not a business day, the next succeeding business day), beginning on April 15, 2018. The first dividend payment will be for more than a full quarter and will cover the period from, and including, December , 2017 to, but excluding, April 15, 2018. Dividends on the Series A Preferred Shares will accrue regardless of whether:

•	our agreements at any time prohibit the current payment of dividends;

•	we have earnings;

•	there are funds legally available for the payment of such dividends; or

•	such dividends are authorized by our board of trustees or declared by us.

See “Description of Series A Preferred Shares—Dividends.”

Liquidation Preference	Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then holders of the Series A Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25.00 per share, plus an amount equal to all accrued and unpaid dividends (whether or not earned or declared) to, but excluding, the date of payment, before any payment is made to the holders of our common shares, our non-voting shares or any of our other equity securities ranking junior to the Series A Preferred Shares. The rights of holders of the Series A Preferred Shares to receive the liquidation preference will be subject to the rights of holders of our debt, holders of any equity securities senior in liquidation preference to the Series A Preferred Shares. See “Description of Series A Preferred Shares—Liquidation Preference.”

Optional Redemption	We may not redeem the Series A Preferred Shares prior to December , 2022, except as described below under “Special Optional Redemption” and in limited circumstances relating to our continuing qualification as a REIT. On and after December , 2022, we may, at our option, redeem the Series A Preferred Shares, in whole or in part, at any time and from time to time, by paying $25.00 per share, plus all accrued and unpaid dividends to, but excluding, the redemption date. See “Description of Series A Preferred Shares—Optional Redemption.”

Special Optional Redemption	Upon the occurrence of a Change of Control, we may, at our option, redeem the Series A Preferred Shares, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus all accrued and unpaid dividends to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date, we exercise any of our redemption rights relating to the Series A Preferred Shares (whether our optional redemption right or our special optional redemption right), holders of the Series A Preferred Shares will not have the conversion right described below.

A “Change of Control” is when, after the original issuance of the Series A Preferred Shares, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts (“ADRs”), representing such securities) listed on the NYSE, the NYSE American LLC (“NYSE American”) or the Nasdaq Stock Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Conversion Rights	Except as described below in connection with a Change of Control, the Series A Preferred Shares are not convertible into or exchangeable for any other securities or property.

Change of Control Rights	Upon the occurrence of a Change of Control, each holder of the Series A Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Shares) to convert some or all of the Series A Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series A Preferred Share to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date for a Series A Preferred Share dividend payment and prior to the corresponding Series A Preferred Share dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below), and

•	(the “Share Cap”), subject to certain adjustments,

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

If, prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series A Preferred Shares will not have any right to convert the Series A Preferred Shares in connection with the Change of Control Conversion Right and any Series A Preferred Shares subsequently selected for redemption that have been tendered for conversion will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Share Price” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of the Series A Preferred Shares—Change of Control Rights.”

Maturity	The Series A Preferred Shares do not have any stated maturity date, and are not subject to mandatory redemption or any sinking fund. We are not required to set apart funds to redeem the Series A Preferred Shares. Accordingly, the Series A Preferred Shares will remain outstanding indefinitely unless a holder thereof exercises its right of conversion, or if we decide to redeem them or repurchase shares in the open market, in each case, at our option, subject to the restrictions on redemption described herein.

Voting Rights	Holders of the Series A Preferred Shares will generally have no voting rights. However, if we fail to pay dividends on any Series A Preferred Shares for six or more quarterly periods, whether or not consecutive, the holders of such shares (voting together as a single class with the holders of all other series of parity preferred, if any, upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees to serve on our board of trustees until all dividends in arrears on the outstanding Series A Preferred Shares have been paid. In addition, the issuance in the future of senior shares or certain amendments to our declaration of trust, whether by merger, consolidation or business combination or otherwise, materially and adversely affecting the rights of holders of Series A Preferred Shares are not permitted to be made without the affirmative vote of holders of at least two-thirds of the outstanding Series A Preferred Shares and shares of any class or series of shares ranking on a parity with the Series A Preferred Shares entitled to similar voting rights, if any, voting as a single class. See “Description of Series A Preferred Shares—Voting Rights.”

Information Rights	During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series A Preferred Shares are outstanding, we will provide holders of Series A Preferred Shares, without cost, copies of annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). See “Description of Series A Preferred Shares—Information Rights.”

Restrictions on Ownership	Subject to certain exceptions, no person may own, directly or indirectly, more than 9.6% (in value or number of shares, whichever is more restrictive) of the outstanding shares of beneficial interest of our company, unless our board of trustees grants a waiver of such limitation. See “Description of Series A Preferred Shares—Restrictions on Ownership and Transfer.”

Use of Proceeds	We estimate that the net proceeds to us from the sale of the Series A Preferred Shares offered hereby will be approximately $ , after deducting the underwriting discount and the estimated expenses of this offering payable by us. If the underwriters exercise their option to purchase additional Series A Preferred Shares in full, we estimate that our net proceeds will be approximately $ .

We intend to contribute the net proceeds of this offering to the Operating Partnership in exchange for preferred units in the Operating Partnership, which will subsequently use the net proceeds to primarily fund our redevelopment pipeline. We may also use the net proceeds for general trust purposes, which may include the repayment of the Unsecured Term Loan to the extent it is not otherwise refinanced, extended or repaid using cash we currently have on hand as described above under “Summary—Capital and Liquidity.” See “Use of Proceeds.”

Listing	We intend to file an application to list the Series A Preferred Shares on the NYSE under the symbol “SRG PrA.” If this application is approved, trading of the Series A Preferred Shares on the NYSE is expected to begin within 30 days following initial delivery of the Series A Preferred Shares.

Settlement	Delivery of the Series A Preferred Shares will be made against payment therefor on or about December , 2017, which is the fifth business day following the pricing of this offering.

Risk Factors	Investing in the Series A Preferred Shares involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement, on page 3 of the accompanying prospectus, on page 5 of our Annual Report on Form 10-K for the year ended December 31, 2016, as well as the risks, uncertainties and additional information set forth in our Quarterly Reports on Form 10-Q for the three months ended March 31, 2017, the three and six months ended June 30, 2017 and the three and nine months ended September 30, 2017 and in other reports we file with the SEC from time to time.

RISK FACTORS

Investing in the Series A Preferred Shares involves risks. Before purchasing the Series A Preferred Shares, you should carefully consider the risk factors described below, as well as those described in “Risk Factors” beginning on page 3 of the accompanying prospectus and on page 5 of our Annual Report on Form 10-K for the year ended December 31, 2016, as well as the risk factors, risks, uncertainties and additional information set forth in our Quarterly Reports on Form 10-Q for the three months ended March 31, 2017, the three and six months ended June 30, 2017 and the three and nine months ended September 30, 2017 and in other reports we file with the SEC from time to time. These risks and uncertainties are those that we currently believe may materially affect us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects and could cause you to lose all or a significant portion of your investment in the Series A Preferred Shares.

Risks Related to this Offering

The Series A Preferred Shares have not been rated.

The Series A Preferred Shares have not been rated, and may never be rated, by any nationally recognized statistical rating organization, which may negatively affect their market value and your ability to sell such shares. It is possible, however, that one or more rating agencies might independently determine to assign a rating to the Series A Preferred Shares or that we may elect to obtain a rating of the Series A Preferred Shares in the future. Furthermore, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Series A Preferred Shares in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series A Preferred Shares. Ratings only reflect the views of the issuing rating agency or agencies, and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series A Preferred Shares. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series A Preferred Shares. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series A Preferred Shares may not reflect all risks related to us and our business, or the structure or market value of the Series A Preferred Shares.

The Series A Preferred Shares do not have an established trading market, and an active trading market may not develop or, even if it does develop, may not continue, which may negatively affect the market value of, and your ability to transfer or sell, your shares.

The Series A Preferred Shares are a new issue of securities with no established trading market. Since the Series A Preferred Shares have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We intend to file an application to list the Series A Preferred Shares on the NYSE, but we cannot assure you that the shares will be approved for listing. If approved, an active trading market on the NYSE for the Series A Preferred Shares may not develop or, even if it does develop, may not continue, in which case the market price of the shares could be materially and adversely affected and your ability to transfer your Series A Preferred Shares would be limited. The market price of the shares will depend on many factors, including:

•	prevailing interest rates;

•	the market for similar securities;

•	investors’ perceptions of us;

•	our issuance of additional preferred equity or indebtedness;

•	general economic and market conditions; and

•	our financial condition, results of operations, business and prospects.

For example, an increase in market interest rates may have a negative effect on the market value of the Series A Preferred Shares. The underwriters are not obligated to make a market in the Series A Preferred Shares, and if they do, may discontinue market-making at any time without notice.

The Series A Preferred Shares are subordinate in right of payment to our existing and future debt, and your interests could be diluted by the issuance of additional preferred shares, including additional Series A Preferred Shares, and by other transactions.

The Series A Preferred Shares will rank junior to all of our existing and future debt and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. Our future debt may include restrictions on our ability to pay dividends to preferred shareholders. As of September 30, 2017, our total indebtedness was approximately $1.30 billion. In addition, we may incur additional indebtedness in the future. Our declaration of trust currently authorizes the issuance of up to 10,000,000 shares of preferred shares in one or more classes or series. Our board of trustees has the power to reclassify unissued common shares and preferred shares and to amend our declaration of trust, without any action by our shareholders, to increase the aggregate number of shares of beneficial interest of any class or series, including preferred shares, that we are authorized to issue. The issuance of additional preferred shares on parity with or senior to the Series A Preferred Shares with respect to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up would dilute the interests of the holders of the Series A Preferred Shares, and any issuance of preferred shares senior to the Series A Preferred Shares or of additional indebtedness could adversely affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series A Preferred Shares. Other than the limited conversion right afforded to holders of Series A Preferred Shares that may occur in connection with a Change of Control as described under “Description of the Series A Preferred Shares—Change of Control Rights” below, none of the provisions relating to the Series A Preferred Shares contain any provisions relating to or limiting our indebtedness or affording the holders of the Series A Preferred Shares protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series A Preferred Shares, so long as the rights of holders of the Series A Preferred Shares are not materially and adversely affected.

Dividends on our preferred shares, including the Series A Preferred Shares, are discretionary. We cannot guarantee that we will be able to pay dividends in the future or what the actual dividends will be for any future period.

Future dividends on our preferred shares, including the Series A Preferred Shares, will be authorized by our board of trustees and declared by us at the discretion of our board of trustees and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our board of trustees deems relevant. Accordingly, we cannot guarantee that we will be able to make cash dividends on our preferred shares or what the actual dividends will be for any future period. However, until we declare payment and pay or set apart the accrued dividends on the Series A Preferred Shares, our ability to make dividends and other distributions on our common shares and non-voting shares (including redemptions) will be limited by the terms of the Series A Preferred Shares.

Holders of Series A Preferred Shares will have limited voting rights.

Holders of the Series A Preferred Shares have limited voting rights. Our common shares and our non-economic shares (as defined herein) are currently the only shares of beneficial interest of our company with full voting rights. Voting rights for holders of Series A Preferred Shares exist primarily with respect to the right to elect two additional trustees to our board of trustees in the event that six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Shares are in arrears, and with respect to voting on amendments to our declaration of trust or articles supplementary relating to the Series A Preferred Shares that would materially and adversely affect the rights of holders of the Series A Preferred Shares or create additional classes or series of our shares that are senior to the Series A Preferred Shares with respect to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of our affairs. Other than in the limited circumstances described in this prospectus supplement, holders of Series A Preferred Shares will not have any voting rights. See “Description of the Series A Preferred Shares—Voting Rights.”

The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of the Series A Preferred Shares may make it more difficult for a party to take over control of our company or discourage a party from taking over control of our company.

Upon the occurrence of a Change of Control as described under “Description of Series A Preferred Shares—Change of Control Rights” below, holders of the Series A Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Shares) to convert some or all of their Series A Preferred Shares into our common shares (or equivalent value of alternative consideration) and under these circumstances we will also have a special optional redemption right to redeem the Series A Preferred Shares. See “Description of the Series A Preferred Shares—Change of Control Rights” and “—Special Optional Redemption.”

Upon such a conversion, the holders of the Series A Preferred Shares will be limited to a maximum number of our common shares equal to the Share Cap multiplied by the number of Series A Preferred Shares converted. If the Common Share Price is less than $        (which is approximately 50% of the per-share closing sale price of our common shares on December         , 2017), subject to adjustment, the holders of the Series A Preferred Shares will receive a maximum of    of our common shares per Series A Preferred Share, which may result in a holder receiving value that is less than the liquidation preference of the Series A Preferred Shares.

In addition, those features of the Series A Preferred Shares may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change of control of us under circumstances that otherwise could provide the holders of our common shares and Series A Preferred Shares with the opportunity to realize a premium over the then-current market price or that shareholders may otherwise believe is in their best interests.

Series A Preferred Shares are perpetual in nature.

Series A Preferred Shares represent a perpetual interest in us and, except as described herein, will not give rise to a claim for payment of a principal amount or liquidation preference at a particular date. As a result, the holders of the Series A Preferred Shares may be required to bear the financial risks of an investment in the Series A Preferred Shares for an indefinite period of time.

If the Series A Preferred Shares are delisted, your ability to transfer or sell your Series A Preferred Shares may be limited, and the market value of the Series A Preferred Shares will likely be materially and adversely affected.

Other than in connection with certain change of control transactions, our declaration of trust does not contain provisions that are intended to protect you if the Series A Preferred Shares are delisted from the NYSE. Since the Series A Preferred Shares have no stated maturity date, you may be forced to hold your Series A Preferred Shares and receive stated dividends on the Series A Preferred Shares when, as and if authorized by our board of trustees and paid by us with no assurance as to ever receiving the liquidation value thereof. In addition, if our common shares are delisted, it is likely that the Series A Preferred Shares will be delisted as well. Accordingly, if our common shares are delisted, your ability to transfer or sell your Series A Preferred Shares may be limited and the market value of the Series A Preferred Shares will be materially and adversely affected. If the Series A Preferred Shares are delisted from the NYSE, your ability to transfer or sell your Series A Preferred Shares may be limited and the market value of the Series A Preferred Shares will be materially and adversely affected.

Legislative or Other Actions Affecting REITs could have an adverse effect on our business and financial results.

Changes to the U.S. federal income tax laws are proposed regularly. Legislative and regulatory changes may be more likely in the 115th Congress because the Presidency and Congress are controlled by the same political party and significant changes to the Code have been announced as a legislative priority. If enacted, certain of such changes could have an adverse effect on our business and financial results. For example, the Trump administration and House Republican tax plan could reduce the relative competitive advantage of operating as a REIT as compared to operating as a regular C-corporation. These proposals include, among others, the lowering of income tax rates on individuals and corporations, which could ease the burden of double taxation on corporate dividends and make the single level of taxation on REIT distributions relatively less attractive, and allowing the expensing of capital expenditures, other than those made to acquire or construct real property, which could have a similar effect on real estate businesses relative to other businesses. In addition, the repeal of the favorable tax treatment of like-kind exchanges under Section 1031 of the Code, which are routinely used by many REITs, might ultimately be included as a component of any such tax reform.

Additionally, the REIT rules are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department, which may result in revisions to regulations and administrative interpretations in addition to statutory changes.

We cannot predict whether, when or to what extent new U.S. federal tax laws, regulations, interpretations or rulings will be issued, nor is the long-term effect of the proposed tax legislative changes on the real estate investment industry or REITs clear.

Prospective investors are urged to consult their tax advisors regarding the effect of potential changes to the U.S. federal income tax laws on an investment in the Series A Preferred Shares, including applicable tax reporting requirements.

Other Risks

We will be substantially dependent on Sears Holdings, as a tenant, until we further diversify the tenancy of our portfolio, and an event that has a material adverse effect on Sears Holdings’ financial condition, results of operations or business could have a material adverse effect on our financial condition, results of operations or business and could adversely affect our ability to pay dividends on the Series A Preferred Shares.

Sears Holdings is the lessee of a substantial majority of our properties and accounts for a substantial majority of our revenues. Under the Master Lease, Sears Holdings is required to pay all insurance, taxes, utilities and maintenance and repair expenses in connection with these leased properties and to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities arising in connection with its business, subject to proportionate sharing of certain of these expenses with occupants of the remainder of the space not leased to Sears Holdings. Sears Holdings may not in the short term or long term have sufficient assets, income and access to financing to enable it to satisfy its payment obligations, including those under the Master Lease. In its most recent Form 10-K, Sears Holdings disclosed, among other things, that its historical operating results indicate substantial doubt exists related to Sears Holdings’ ability to continue as a going concern. In addition, Sears Holdings has disclosed that its domestic pension and postretirement benefit plan obligations are currently underfunded. Sears Holdings may have to make significant cash payments to some or all of its pension and postretirement benefit plans, which would reduce the cash available for its businesses, potentially including its rent obligations under the Master Lease. The inability or unwillingness of Sears Holdings to meet its rent obligations and other obligations under the Master Lease could materially adversely affect our financial condition, results of operations or business, including our ability to pay the interest, principal and other costs and expenses under our financings, or to pay cash dividends to Seritage shareholders or dividends on the Series A Preferred Shares. For these reasons, if Sears Holdings were to experience a material adverse effect on its financial condition, results of operations or business, our financial condition, results of operations or business could also be materially adversely affected.

Our dependence on rental payments from Sears Holdings as our main source of revenues may limit our ability to enforce our rights under the Master Lease. In addition, we may be limited in our ability to enforce our rights under the Master Lease because it is a unitary lease and does not provide for termination with respect to individual properties by reason of the default of the tenant. Failure by Sears Holdings to comply with the terms of the Master Lease or to comply with the regulations to which the leased properties are subject could require us to find another master lessee for all such leased property and there could be a decrease or cessation of rental payments by Sears Holdings. In such event, we may be unable to locate a suitable master lessee or a lessee for individual properties at similar rental rates and other obligations and in a timely manner or at all, which would have the effect of reducing our rental revenues. In addition, each of our joint ventures is subject to similar limitations on enforcements of remedies and risks under its respective joint venture master lease, which could reduce the value of our investment in, or distributions to us by, one or more of the joint ventures.

SEARS HOLDINGS

In its most recent Form 10-Q, Sears Holdings also disclosed, among other things, that, for the 39 weeks ended October 28, 2017, it recorded a net loss attributable to its shareholders of $565 million and that, during the 39 weeks ended October 28, 2017, Sears Holdings used cash in operating activities of $1.9 billion. Sears Holdings also reported that if it continues to experience operating losses and is not able to generate additional liquidity or secure additional sources of funds, (i) its liquidity needs may exceed availability under its credit agreement, (ii) its access to inventory or services that are important to the operation of its business could be negatively impacted and (iii) such losses could trigger obligations to repurchase or repay certain of its indebtedness. Sears Holdings has disclosed that, as of October 28, 2017, Sears Holdings’ borrowing base (as calculated pursuant to Sears Holdings’ outstanding second lien debt) was below a threshold applicable to certain of its indebtedness that could, if such deficiency continues, require it to purchase certain amounts of its senior secured notes and/or to repurchase or repay certain amounts of its second lien debt. This information regarding Sears Holdings has been derived from its public filings. We have not independently verified, and we make no representation as to the accuracy or completeness of, such information. See also “Risk Factors—Other Risks—We will be substantially dependent on Sears Holdings, as a tenant, until we further diversify the tenancy of our portfolio, and an event that has a material adverse effect on Sears Holdings’ financial condition, results of operations or business could have a material adverse effect on our financial condition, results of operations or business and could adversely affect our ability to pay dividends on the Series A Preferred Shares.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference each contain statements that constitute forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	the factors included in our Annual Report on Form 10-K for the year ended December 31, 2016, including those set forth under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the risks, uncertainties and additional information set forth in our Quarterly Reports on Form 10-Q for the three months ended March 31, 2017, the three and six months ended June 30, 2017 and the three and nine months ended September 30, 2017;

•	declines in retail, real estate and general economic conditions;

•	our current dependence on Sears Holdings for a majority of our revenue;

•	Sears Holdings’ termination and other rights under its master lease with us;

•	risks relating to our recapture and redevelopment activities and potential acquisition or disposition of properties;

•	our relatively limited operating history as an independent public company;

•	the terms of our indebtedness;

•	tax, environmental, health, safety and land use laws and regulations; and

•	restrictions with which we are required to comply in order to maintain REIT status.

Any forward-looking statement we make in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or elsewhere speaks only as of the date on which we make it. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Except as required by law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above entitled “Risk Factors,” including the risks incorporated therein from our Annual Report on Form 10-K for the year ended December 31, 2016, as well as the risk factors, risks, uncertainties and additional information set forth in our Quarterly Reports on Form 10-Q for the three months ended March 31, 2017, the three and six months ended June 30, 2017 and the three and nine months ended September 30, 2017 and in other reports we file with the SEC from time to time.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the Series A Preferred Shares offered hereby will be approximately $        , after deducting the underwriting discount and the estimated expenses of this offering payable by us. If the underwriters exercise their option to purchase additional shares in full, we estimate that our net proceeds will be approximately $        .

We intend to contribute the net proceeds of this offering to the Operating Partnership in exchange for preferred units in the Operating Partnership, which will subsequently use the net proceeds to primarily fund our redevelopment pipeline. We may also use the net proceeds for general trust purposes, which may include the repayment of the Unsecured Term Loan to the extent it is not otherwise refinanced, extended or repaid using cash we currently have on hand as described above under “Summary—Capital and Liquidity.”

The Unsecured Term Loan has a principal amount of $85.0 million and will mature on December 31, 2017. The principal amount outstanding under the Unsecured Term Loan bears a base annual interest rate of 6.50%.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table sets forth the consolidated ratios of earnings to combined fixed charges and preferred share dividends for the periods shown:

	Actual		Pro Forma(1)
Nine Months Ended September 30, 2017	0.30x	(2)
Year Ended December 31, 2016	N/A	(2)
Period from July 7, 2015 (the date operations commenced) to December 31, 2015	N/A	(2)

(1)	The pro forma ratios of earnings to fixed charges for the year ended December 31, 2016 and the nine months ended September 30, 2017 assume that the Series A Preferred Shares were issued on January 1, 2016 and January 1, 2017, respectively, and that the proceeds from the Series A Preferred Shares were used as described in “Use of Proceeds.”
(2)	Fixed charges exceeded earnings by $43.0 million, $82.6 million and $36.1 million for the nine months ended September 30, 2017, the year ended December 31, 2016 and the period from July 7, 2015 (date operations commenced) to December 31, 2015, respectively.

The consolidated ratios of earnings to combined fixed charges and preferred share dividends were computed by dividing earnings by the aggregate of fixed charges and preferred dividends. We had no preferred dividend requirement in any of the foregoing periods. Therefore, the consolidated ratios of earnings to combined fixed charges and preferred share dividends are the same as the ratios of earnings to fixed charges for such periods. Earnings were calculated by adding certain fixed charges (consisting of interest on indebtedness and amortization of finance costs) to our net income. Fixed charges consist of interest on indebtedness, whether expensed or capitalized, and amortization of financing costs.

DESCRIPTION OF SERIES A PREFERRED SHARES

The following description of the Series A Preferred Shares supplements the description of the general terms and provisions of our shares of beneficial interest, including preferred shares, contained in the accompanying prospectus. You should consult that general description for further information.

General

Our declaration of trust provides that we may issue up to 100,000,000 common shares, up to 5,000,000 non-economic shares, up to 50,000,000 non-voting shares and up to 10,000,000 preferred shares. The preferred shares may be issued from time to time in one or more classes or series, without shareholder approval, with such designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption thereof as established by our board of trustees. Prior to this offering, we have no preferred shares issued and outstanding.

This summary of the terms and provisions of the Series A Preferred Shares is not complete. Prior to the completion of this offering, our board of trustees will adopt articles supplementary designating the terms of the Series A Preferred Shares, and you may obtain a complete copy of the articles supplementary designating the Series A Preferred Shares by contacting us. In connection with this offering, we will file the articles supplementary with the SEC. Our board of trustees may authorize the issuance and sale of additional Series A Preferred Shares from time to time.

We intend to file an application to list the Series A Preferred Shares on the NYSE under the symbol “SRG PrA.” If this application is approved, trading of the Series A Preferred Shares on the NYSE is expected to begin within 30 days following initial delivery of the Series A Preferred Shares.

The transfer agent and registrar for the Series A Preferred Shares is expected to be Computershare Trust Company, N.A.

Ranking

With respect to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of our affairs, the Series A Preferred Shares will rank:

•	senior to our common shares and our non-voting shares and to all other equity securities issued by us ranking junior to such Series A Preferred Shares;

•	pari passu with any class or series of our equity securities issued by us, the terms of which specifically provide that such class or series are of equal rank with the Series A Preferred Shares; and

•	junior to all our existing and future indebtedness and to all equity securities issued by us, the terms of which specifically provide that such securities rank senior to the Series A Preferred Shares.

Dividends

Holders of Series A Preferred Shares will be entitled to receive, when and as authorized by our board of trustees and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of     % per year of the $25.00 liquidation preference per share, equivalent to a fixed annual amount of $        per share. Dividends on the Series A Preferred Shares are payable quarterly in arrears on January 15th, April 15th, July 15th and October 15th of each year, and if such day is not a business day, the next succeeding business day, beginning on April 15, 2018. We refer to each of these dates as a “dividend payment date” in this prospectus supplement, and the period beginning on, and including, each dividend payment date and ending on, but excluding, the next succeeding dividend payment date is referred to as the “dividend period.”

The first dividend payment will be for more than a full quarter and will cover the period from, and including, December     , 2017 to, but excluding, April 15, 2018. Any dividend payable on the Series A Preferred Shares for any partial dividend period or longer dividend period (including the initial dividend period) will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Dividends will be payable in arrears to holders of record as they appear in our records at the close of business on the applicable record date, which is the first day of the calendar month in which the applicable dividend payment date falls or on such other date designated by our board of trustees for the payment of dividends that is not more than 30 nor less than 10 days prior to such dividend payment date. We refer to each of these dates as a “dividend record date” in this prospectus supplement.

No dividends on Series A Preferred Shares may be declared by us or paid or set apart for payment by us if such declaration or payment is restricted or prohibited by law, or at any time at which one or more of our contractual agreements, including any agreement relating to our outstanding indebtedness:

•	prohibits the declaration, payment or setting apart for payment of dividends; or

•	provides that the declaration, payment or setting apart for payment of dividends would constitute a breach thereof or a default thereunder.

Notwithstanding the foregoing, dividends on the Series A Preferred Shares will accrue regardless of whether:

•	our agreements at any time prohibit the current payment of dividends;

•	we have earnings;

•	there are funds legally available for the payment of such dividends; or

•	such dividends are authorized by our board of trustees or declared by us.

Accrued but unpaid dividends on the Series A Preferred Shares will accumulate from, and including, the dividend payment date on which they first become payable. No dividends will be declared or paid or set apart for payment, and no distribution will be made, on any of our common shares or our non-voting shares or any other series of preferred shares ranking, as to dividends, on a parity with or junior to the Series A Preferred Shares, other than a dividend that consists of our common shares or our non-voting shares or shares of any other class of shares ranking junior to the Series A Preferred Shares as to dividends and upon liquidation, for any period unless full cumulative dividends on the Series A Preferred Shares have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payment for all past dividend periods.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) with respect to the Series A Preferred Shares and any other class or series of preferred shares ranking on a parity as to dividends with the Series A Preferred Shares, all dividends declared upon the Series A Preferred Shares and such other class or series of preferred shares ranking on a parity as to dividends with the Series A Preferred Shares will be declared pro rata so that the amount of dividends declared per share of Series A Preferred Shares and such other class or series of preferred shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Shares and such other class or series of preferred shares (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such other class or series of preferred shares do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Shares which may be in arrears.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Preferred Shares have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, for all past dividend periods:

•	no dividends (other than in our common shares, our non-voting shares or other shares of beneficial interest ranking junior to the Series A Preferred Shares as to dividends and upon liquidation) shall be declared or paid or set apart for payment;

•	no other distribution may be declared or made upon our common shares, our non-voting shares or any other shares of beneficial interest ranking junior to or on a parity with the Series A Preferred Shares as to dividends or upon liquidation; and

•	none of our common shares, our non-voting shares or any other shares of beneficial interest ranking junior to or on a parity with the Series A Preferred Shares as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired by us for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) (except by conversion into or exchange for other of our shares of beneficial interest ranking junior to the Series A Preferred Shares as to dividends and upon liquidation, and except for our redemption, purchase or acquisition of shares of beneficial interest under incentive, benefit or share purchase plans for officers, trustees or employees or others performing or providing similar services or for the purposes of enforcing restrictions upon ownership and transfer of our shares of beneficial interest contained in our declaration of trust in order to preserve our status as a REIT).

Holders of the Series A Preferred Shares will not be entitled to any dividend, whether payable in cash, property or shares of beneficial interest, in excess of full cumulative dividends on the Series A Preferred Shares as provided above. Any dividend payment made on the Series A Preferred Shares will first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of the Series A Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25.00 per share, plus an amount equal to all accrued and unpaid dividends (whether or not earned or declared) to, but excluding, the date of payment, before any distribution of assets is made to holders of our common shares, our non-voting shares or any other class or series of our shares of beneficial interest that ranks junior to the Series A Preferred Shares as to liquidation rights. Holders of Series A Preferred Shares will be entitled to written notice of any such liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, holders of the Series A Preferred Shares will have no right or claim to any of our remaining assets.

In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay in full the amount of the liquidating distributions on all outstanding Series A Preferred Shares and the corresponding amounts payable on all other classes or series of our shares of beneficial interest ranking on a parity with the Series A Preferred Shares in the distribution of assets upon liquidation, then the holders of the Series A Preferred Shares and the holders of all other such classes or series will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Our consolidation, conversion, combination or merger with or into any other corporation, trust or entity or consolidation, conversion or merger of any other corporation, trust or entity with or into us, the sale, lease or conveyance of all or substantially all of our assets, property or business or any statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Optional Redemption

Except with respect to the special optional redemption described below and in certain limited circumstances relating to our maintenance of our ability to qualify as a REIT as described in “—Restrictions on Ownership and Transfer” below, we cannot redeem the Series A Preferred Shares prior to December     , 2022.

On and after December     , 2022, we may, at our option upon not less than 30 nor more than 60 days’ prior written notice, redeem the Series A Preferred Shares, in whole or in part, at any time or from time to time, for cash by paying $25.00 per share, plus all accrued and unpaid dividends on such shares to, but excluding, the redemption date (except as provided below), without interest. Holders of Series A Preferred Shares to be redeemed must surrender the certificates for the Series A Preferred Shares (if any) at the place designated in the notice and will be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption following surrender.

If notice of redemption of any Series A Preferred Shares has been given and if the funds necessary for such redemption have been set apart by us in trust for the benefit of the holders of any Series A Preferred Shares called for redemption, then from and after the redemption date:

•	dividends will cease to accrue on the Series A Preferred Shares;

•	the Series A Preferred Shares will no longer be deemed outstanding; and

•	all rights of the holders of the Series A Preferred Shares will terminate, except the holder’s right to receive the redemption price and all accrued and unpaid dividends through, but excluding, the redemption date.

If less than all of the outstanding Series A Preferred Shares are to be redeemed, the Series A Preferred Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) in compliance with applicable procedures of DTC.

Unless full cumulative dividends on all Series A Preferred Shares have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment for all dividend periods ending on or prior to the date of any applicable redemption, purchase or acquisition, no Series A Preferred Shares may be redeemed unless all outstanding Series A Preferred Shares are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any Series A Preferred Shares (except by exchange for shares of beneficial interest ranking junior to the Series A Preferred Shares as to dividends and upon liquidation). This requirement will not prevent us from redeeming, purchasing or otherwise acquiring the Series A Preferred Shares pursuant to our declaration of trust in order to assist us in qualifying as a REIT for federal income tax purposes.

Subject to applicable law and the limitation on purchases when dividends on the Series A Preferred Shares are in arrears, we, at any time and from time to time, may purchase Series A Preferred Shares or any other class or series of our shares of beneficial interest in the open market, by tender or by private agreement.

Notice of redemption will be mailed by us, postage prepaid, not less than 30 nor more than 60 days before the redemption date, addressed to each of the holders of record of the Series A Preferred Shares to be redeemed at their respective addresses as they appear on our share transfer records. If the Series A Preferred Shares are held in global form, the notice of redemption and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC. No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective or not given. Any notice that was mailed as described above shall be conclusively presumed to have been duly given on the date mailed, whether or not the holder actually receives the notice. Each notice will state:

•	the redemption date;

•	the redemption price;

•	the number of Series A Preferred Shares to be redeemed;

•	the place or places where certificates for the Series A Preferred Shares (if any) are to be surrendered for payment of the redemption price; and

•	that dividends on the Series A Preferred Shares to be redeemed will cease to accrue on such redemption date, except as otherwise provided in the articles supplementary.

If less than all of the Series A Preferred Shares held by any holder are to be redeemed, the notice mailed to the holder will also specify the number of shares to be redeemed.

Holders of the Series A Preferred Shares at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A Preferred Shares on the corresponding dividend payment date notwithstanding the redemption thereof between the dividend record date and the corresponding dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Shares that are called for redemption.

The Series A Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption.

Special Optional Redemption

Upon the occurrence of a Change of Control, we may, at our option and upon giving notice (as described below), redeem the Series A Preferred Shares, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus all accrued and unpaid dividends to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date (as described below), we have provided or provide notice of redemption with respect to the Series A Preferred Shares (whether pursuant to our optional redemption right or our special optional redemption right), holders of the Series A Preferred Shares will not have the conversion right described below under “—Change of Control Rights,” below.

A “Change of Control” is when, after the original issuance of the Series A Preferred Shares, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

We will mail to you, if you are a record holder of the Series A Preferred Shares, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective. Any notice that was mailed as described above shall be conclusively presumed to have been duly given on the date mailed, whether or not the holder actually receives the notice. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of Series A Preferred Shares to be redeemed;

•	the place or places where the certificates for the Series A Preferred Shares (if any) are to be surrendered for payment of the redemption price;

•	that the Series A Preferred Shares are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

•	that the holders of the Series A Preferred Shares to which the notice relates will not be permitted to tender such Series A Preferred Shares for conversion in connection with the Change of Control and each Series A Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and

•	that dividends on the Series A Preferred Shares to be redeemed will cease to accrue on the redemption date, except as otherwise provided in the articles supplementary.

If we redeem fewer than all of the outstanding Series A Preferred Shares, the notice of redemption mailed to each shareholder will also specify the number of Series A Preferred Shares that we will redeem from each shareholder. In this case, we will determine the number of Series A Preferred Shares to be redeemed on a pro rata basis (as nearly as may be practicable without creating fractional shares) in compliance with applicable procedures of DTC.

Unless full cumulative dividends on all Series A Preferred Shares have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment for all dividend periods ending on or prior to the date of any applicable redemption, purchase or acquisition, no Series A Preferred Shares may be redeemed unless all outstanding Series A Preferred Shares are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any Series A Preferred Shares (except by exchange for shares of beneficial interest ranking junior to the Series A Preferred Shares as to dividends and upon liquidation). This requirement will not prevent us from redeeming, purchasing or otherwise acquiring the Series A Preferred Shares pursuant to our declaration of trust in order to assist us in qualifying as a REIT for federal income tax purposes.

If we have given a notice of redemption and have set apart sufficient funds for the redemption in trust for the benefit of the holders of the Series A Preferred Shares called for redemption, then from and after the redemption date, those Series A Preferred Shares will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those Series A Preferred Shares will terminate. The holders of those Series A Preferred Shares will retain their right to receive the redemption price for their shares and all accrued and unpaid dividends through, but excluding, the redemption date.

Holders of the Series A Preferred Shares at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A Preferred Shares on the corresponding payment date notwithstanding the redemption of the Series A Preferred Shares between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Shares to be redeemed.

Notwithstanding the foregoing, if the Series A Preferred Shares are held in global form, the notice of redemption and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.

Change of Control Rights

Except as provided below in connection with a Change of Control, the Series A Preferred Shares are not convertible into or exchangeable for any other securities or property.

Upon the occurrence of a Change of Control, each holder of Series A Preferred Shares will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Shares as described above under “—Optional Redemption” or “—Special Optional Redemption,” to convert some or all of the Series A Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of our common shares per Series A Preferred Share (the “Common Share Conversion Consideration”) equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date for a Series A Preferred Share dividend payment and prior to the corresponding Series A Preferred Share dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (such quotient, the “Conversion Rate”); and

•	(the “Share Cap”).

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares. The adjusted Share Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of our common shares outstanding after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of our common shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed            common shares (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters’ option to purchase additional Series A Preferred Shares is exercised, not to exceed            common shares (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap and is subject to increase in the event that additional Series A Preferred Shares are issued in the future.

In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A Preferred Shares will receive upon conversion of such Series A Preferred Shares the kind and amount of Alternative Form Consideration which such holder of Series A Preferred Shares would have owned or been entitled to receive upon the Change of Control had such holder of Series A Preferred Shares held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the Series A Preferred Shares will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional common shares upon the conversion of the Series A Preferred Shares. Instead, we will pay the cash value of such fractional shares based on the Common Share Price.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series A Preferred Shares a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective or not given. Any notice that was mailed as described above shall be conclusively presumed to have been duly given on the date mailed, whether or not the holder actually receives the notice. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the Change of Control Conversion Date;

•	the method and period for calculating the Common Share Price;

•	that if, prior to the Change of Control Conversion Date, we provide notice of our election to redeem all or any portion of the Series A Preferred Shares, holders of the Series A Preferred Shares will not be permitted to convert Series A Preferred Shares and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series A Preferred Share;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that holders of the Series A Preferred Shares must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., The Wall Street Journal, Business Wire, PR Newswire, Bloomberg Business News or such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public, or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to holders of the Series A Preferred Shares.

To exercise the Change of Control Conversion Right, the holder of Series A Preferred Shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing the Series A Preferred Shares, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of Series A Preferred Shares to be converted; and

•	that the Series A Preferred Shares are to be converted pursuant to the applicable provisions of the Series A Preferred Shares.

The “Change of Control Conversion Date” is the date fixed by our board of trustees, in its sole discretion, as the date the Series A Preferred Shares are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of the Series A Preferred Shares.

The “Common Share Price” will be: (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and

(ii) the average of the closing prices for our common shares on the NYSE for the ten consecutive trading days immediately preceding, but excluding, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our common shares is other than solely cash.

Holders of Series A Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn Series A Preferred Shares;

•	if certificated Series A Preferred Shares have been issued, the certificate numbers of the withdrawn Series A Preferred Shares; and

•	the number of Series A Preferred Shares, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series A Preferred Shares are held in global form, the notice of redemption and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.

Series A Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series A Preferred Shares, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series A Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series A Preferred Shares will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus all accrued and unpaid dividends thereon to, but excluding, the redemption date, in accordance with our optional redemption right or special optional redemption right. See “—Optional Redemption” and “—Special Optional Redemption” above.

We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Shares into our common shares. Notwithstanding any other provision of the Series A Preferred Shares, no holder of Series A Preferred Shares will be entitled to convert such Series A Preferred Shares for our common shares to the extent that receipt of such common shares would cause such holder (or any other person) to exceed the share ownership limits contained in our declaration of trust and the articles supplementary setting forth the terms of the Series A Preferred Shares, unless we provide an exemption from this limitation for such holder. See “—Restrictions on Ownership and Transfer” below.

These Change of Control conversion and redemption features may make it more difficult for a party to take over control of our company or discourage a party from taking over control of our company. See “Risk Factors—Risks Related to this Offering—The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of the Series A Preferred Shares may make it more difficult for a party to take over control of our company or discourage a party from taking over control of our company.”

Voting Rights

Holders of the Series A Preferred Shares will not have any voting rights, except as set forth below.

If and whenever we fail to pay dividends on any Series A Preferred Shares for six or more quarterly periods, whether or not consecutive, which we refer to in this prospectus supplement as a “preferred dividend default,” the number of trustees then constituting our board of trustees will be increased by two, if not already increased by reason of similar types of provisions with respect to another series of parity preferred, and holders of the Series A Preferred Shares (voting together as a single class with the holders of all other series of parity preferred, if any, upon which like voting rights have been conferred and are exercisable) will be entitled to vote, if not already elected by the holders of parity preferred by reason of similar types of provisions with respect to preferred share trustees, for the election of a total of two members of our board of trustees, referred to in this prospectus supplement as “preferred trustees”:

•	at a special meeting of the shareholders called by the holders of record of at least 20% of the Series A Preferred Shares or the holders of 20% of any other series of such parity preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders); and

•	at each subsequent annual meeting of shareholders until all dividends accrued on Series A Preferred Shares for all dividend periods ending on or prior to the date of any applicable annual meeting shall have been fully paid.

The preferred trustees will be elected by a plurality of the votes cast by the holders of the Series A Preferred Shares and the holders of all other classes or series of parity preferred upon which like voting rights have been conferred and are exercisable (voting together as a single class).

If and when all accrued dividends on the Series A Preferred Shares shall have been declared and paid in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every preferred dividend default) and, if all accrued dividends have been paid in full on all series of parity preferred upon which like voting rights have been conferred and are exercisable, each preferred trustee so elected shall cease to be a trustee.

Any preferred trustee may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A Preferred Shares (voting together as a single class with all other series of parity preferred, if any, upon which like voting rights have been conferred and are exercisable). So long as a preferred dividend default shall continue, any vacancy among the preferred trustees may be filled by written consent of the remaining preferred trustee, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Shares when they have the voting rights described above (voting together as a single class with all other series of parity preferred, if any, upon which like voting rights have been conferred and are exercisable). The preferred trustees will each be entitled to one vote per trustee on any matter considered by the board.

So long as any Series A Preferred Shares remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series A Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class):

•	authorize or create, or increase the number of authorized or issued shares of any class or series of shares of beneficial interest ranking senior to Series A Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our affairs or reclassify any authorized shares of our equity securities into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•	amend, alter or repeal the provisions of our declaration of trust, including the articles supplementary creating the Series A Preferred Shares, whether by merger, consolidation or otherwise (an “event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Shares or the holders thereof, provided, however, with respect to the occurrence of any event set forth in the second bullet point above, the occurrence of any such event will not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Shares or the holders thereof so long as the Series A Preferred Shares remain outstanding with the terms thereof materially unchanged, or if we are not the surviving entity in any merger, consolidation or other event and the successor entity issues to holders of Series A Preferred Shares preferred shares with substantially identical rights, preferences, privileges and voting powers as the Series A Preferred Shares. Any increase in the number of the authorized common shares, non-voting shares, non-economic shares or preferred shares or the creation or issuance of any other class or series of common shares or preferred shares, ranking on a parity with or junior to Series A Preferred Shares with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of our affairs, or any change to the number or classification of our trustees, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. In addition, any amendment to Article VII of our declaration of trust, including the ownership limits, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of the Series A Preferred Shares.

With respect to the exercise of the above described voting rights, each Series A Preferred Share shall have one vote, except that when any other class or series of preferred shares shall have the right to vote with the Series A Preferred Shares as a single class, then the Series A Preferred Shares and such other class or series shall have one vote per $25.00 of stated liquidation preference. The holders of Series A Preferred Shares will have exclusive voting rights on any amendment to our declaration of trust that would alter the contract rights, as expressly set forth in the declaration of trust, of only the Series A Preferred Shares.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required to be effected, all outstanding Series A Preferred Shares have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption.

Information Rights

During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series A Preferred Shares are outstanding, we will:

•	transmit by mail or other permissible means under the Exchange Act to all holders of Series A Preferred Shares as their names and addresses appear in our record books and without cost to such holders, copies of annual and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required); and

•	within 15 days following written request, supply copies of such reports to any prospective holder of the Series A Preferred Shares.

We will mail (or otherwise provide) the reports to the holders of Series A Preferred Shares within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Restrictions on Ownership and Transfer

For information regarding restrictions on ownership of the Series A Preferred Shares contained in our declaration of trust, please see the discussion contained in the accompanying prospectus under the heading “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer.”

UNDERWRITING

We have entered into an underwriting agreement with Morgan Stanley & Co. LLC, UBS Securities LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of the Series A Preferred Shares set forth opposite its name below:

Underwriter	Number of Shares
Morgan Stanley & Co. LLC
UBS Securities LLC
Stifel, Nicolaus & Company, Incorporated

Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Series A Preferred Shares sold under the underwriting agreement if any of these Series A Preferred Shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Series A Preferred Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Series A Preferred Shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Underwriting Discount Paid by Us

The representatives have advised us that the underwriters propose initially to offer the Series A Preferred Shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $        per share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $        per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the underwriting discount we are to pay to the underwriters in connection with this offering. The amounts are shown assuming both no exercise and full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

The expenses of this offering, not including the underwriting discount, are estimated at $        and are payable by us.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to             additional shares of Series A Preferred Shares at the public offering price, less the underwriting discount, solely for the purpose of covering overallotments, if any. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We have agreed that we will not, without the prior written consent of the representatives, during the 30 days after the date hereof, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Series A Preferred Shares or any other securities of our company which are substantially similar to Series A Preferred Shares or any securities convertible into or exchangeable or exercisable for Series A Preferred Shares, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Series A Preferred Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Series A Preferred Shares or such other securities, in cash or otherwise, or (3) file any registration statement with the SEC relating to the offering of any Series A Preferred Shares or any securities convertible into or exercisable or exchangeable for Series A Preferred Shares, except for the registration of the Series A Preferred Shares and the sales to the underwriters pursuant to the underwriting agreement.

New York Stock Exchange Listing

No market currently exists for the Series A Preferred Shares. We intend to file an application to list the Series A Preferred Shares on the NYSE under the symbol “SRG PrA.” If this application is approved, trading of the Series A Preferred Shares on the NYSE is expected to begin within 30 days following initial delivery of the Series A Preferred Shares. The underwriters have advised us that they intend to make a market in the Series A Preferred Shares prior to commencement of any trading on the NYSE, but are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A Preferred Shares.

Price Stabilization and Short Positions

Until the distribution of the Series A Preferred Shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing the Series A Preferred Shares. However, the representatives may engage in transactions that stabilize the price of the Series A Preferred Shares, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell the Series A Preferred Shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of Series A Preferred Shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Series A Preferred Shares in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing Series A Preferred Shares in the open market. In determining the source of Series A Preferred Shares to close out the covered short position, the underwriters will consider, among other things, the price of Series A Preferred Shares available for purchase in the open market as compared to the price at which they may purchase Series A Preferred Shares through the option to purchase additional shares. “Naked” short sales are sales in excess of the option to purchase additional shares. The underwriters must close out any naked short position by purchasing Series A Preferred Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series A Preferred Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Series A Preferred Shares made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Series A Preferred Shares or preventing or retarding a decline in the market price of the Series A Preferred Shares. As a result, the price of the Series A Preferred Shares may be higher than the price that might otherwise exist in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series A Preferred Shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any Series A Preferred Shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Series A Preferred Shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Series A Preferred Shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Series A Preferred Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Series A Preferred Shares to be offered so as to enable an investor to decide to purchase any Series A Preferred Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of

Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Series A Preferred Shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series A Preferred Shares in, from or otherwise involving the United Kingdom.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, financial advisory and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the ours and our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Extended Settlement

We expect that delivery of the Series A Preferred Shares will be made to investors on December     , 2017, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series A Preferred Shares on the date of this prospectus supplement or the next succeeding two business days will be required, by virtue of the fact that the Series A Preferred Shares initially settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series A Preferred Shares who wish to trade the Series A Preferred Shares prior to their date of delivery hereunder should consult their advisors.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of our SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call l-800-SEC-0330 for further information on the operations at the public reference room. Our SEC filings are also available at the offices of the NYSE, 11 Wall Street, New York, New York 10005.

Additionally, Sears Holdings is a publicly traded company and is subject to the informational filing requirements of the Exchange Act, and is required to file periodic reports on Form 10-K and Form 10-Q with the SEC; refer to www.sec.gov for Sears Holdings’ publicly available financial information. The information regarding Sears Holdings contained or incorporated by reference in this prospectus supplement and the accompanying prospectus has been derived from the public filings of Sears Holdings. We have not independently verified this information. We make no representation as to the accuracy or completeness of the information regarding Sears Holdings that is available through the SEC’s website or otherwise made available by Sears Holdings or any third party, and none of such information is incorporated by reference in this prospectus supplement or the accompanying prospectus.

Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus supplement, you should refer to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, DC upon payment of any fees prescribed by the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The documents listed below have been filed by us under the Exchange Act with the SEC and are incorporated by reference in this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2016;

•	the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 15, 2017;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

•	our Current Reports on Form 8-K filed on January 4, 2017, January 17, 2017, February 24, 2017, February 28, 2017 (only the first report filed on this date), April 26, 2017, June 23, 2017, July 13, 2017, July 26, 2017, October 24, 2017 and November 8, 2017 and our Current Report on Form 8-K/A filed on September 5, 2017; and

•	the description of our common shares in our registration statement on Form 8-A filed on June 9, 2015, including any amendments and reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of any securities covered by this prospectus supplement and the accompanying prospectus shall be deemed to be incorporated by reference in this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents.

This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus supplement. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus supplement.

Copies of all documents which are incorporated by reference in this prospectus supplement and the accompanying prospectus (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus supplement, to whom this prospectus supplement or the accompanying prospectus is delivered, upon written or oral request. Requests should be directed to 489 Fifth Avenue, 18th Floor, New York, New York 10017 (telephone number: (212) 355-7800. You may also obtain copies of these filings, at no cost, by accessing our website at www.seritage.com; however, the information located on or accessible from, our website is not, and should not be deemed to be, part of this prospectus supplement, the accompanying prospectus or any free writing prospectus or incorporated by reference in any other filing that we submit to the SEC.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP. Certain other legal matters relating to Maryland law will be passed upon for us by Venable LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Sidley Austin LLP. Sidley Austin LLP represents us from time to time in matters unrelated to this offering.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Those consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

SERITAGE GROWTH PROPERTIES

Class A Common Shares

Preferred Shares

Seritage Growth Properties intends to offer and sell from time to time the securities described in this prospectus, in each case, on terms to be determined at the time of the offering.

This prospectus describes some of the general terms that apply to the securities. We will provide specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

Our Class A common shares of beneficial interest, par value $0.01 per share (“common shares”), are traded on the New York Stock Exchange (“NYSE”) under the symbol “SRG.” On December 6, 2017, the last reported sales price of our common shares on the NYSE was $39.68 per share.

We impose certain restrictions on the ownership and transfer of our shares of beneficial interest and may include restrictions and limitations on the securities offered and sold hereunder. You should read the information under the section entitled “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.

Investing in our securities involves risks. You should carefully read and consider “Risk Factors” beginning on page 3 of this prospectus, in the applicable prospectus supplement, in our most recent Annual Report on Form 10-K, any additional information set forth in our subsequent Quarterly Reports on Form 10-Q and in other reports we file with the SEC from time to time.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 7, 2017.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. This prospectus, any applicable prospectus supplement and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable prospectus supplement and any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation, or to whom it is unlawful to sell, in such jurisdiction. You should not assume that the information in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus is accurate as of any date other than the date on the front of the document or that any information we have incorporated by reference is accurate on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any applicable free writing prospectus is delivered or securities are sold on a later date. Our financial condition, results of operations, business and prospects may have changed since those dates. When we deliver this prospectus, any applicable prospectus supplement or any applicable free writing prospectus or make a sale pursuant to this prospectus, any applicable prospectus supplement or any applicable free writing prospectus, we are not implying that the information is current as of the date of the delivery or sale.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf registration process, we may periodically sell any combination of the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” This prospectus only provides you with a general description of the securities we may offer. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. A prospectus supplement may also add, update or change information, including information about us, contained in this prospectus or in documents we have incorporated by reference. Accordingly, to the extent there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Before making your investment decision, you should carefully read both this prospectus and any prospectus supplement together with the additional information described below under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

ii

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities. Unless otherwise expressly stated or the context otherwise requires, the “Company”, “we,” “us,” and “our” as used herein refer to Seritage Growth Properties, Seritage Growth Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), and their owned and controlled subsidiaries.

We are a Maryland real estate investment trust formed on June 3, 2015, and we are a fully integrated, self-administered and self-managed real estate investment trust (“REIT”) as defined under Section 856(c) of the Internal Revenue Code of 1986, as amended (the “Code”). Our assets are held by and our operations are primarily conducted through, directly or indirectly, the Operating Partnership. Under the partnership agreement of the Operating Partnership, we, as the sole general partner, have exclusive responsibility and discretion in the management and control of the Operating Partnership.

We are principally engaged in the acquisition, ownership, development, redevelopment, management and leasing of diversified retail real estate throughout the United States.

On June 11, 2015 Sears Holdings Corporation (“Sears Holdings”) effected a rights offering (the “Rights Offering”) to Sears Holdings stockholders to purchase our common shares in order to fund, in part, the $2.7 billion acquisition of 234 of Sears Holdings’ owned properties and one of its ground-leased properties (the “Wholly Owned Properties”), and its 50% interests in three joint ventures that collectively owned 28 properties, ground-leased one property and leased two properties (collectively, the “JV Properties”) (collectively, the “Transaction”). The Rights Offering ended on July 2, 2015, and our common shares were listed on the NYSE on July 6, 2015.

On July 7, 2015, we completed the Transaction with Sears Holdings and commenced operations. Our only operations prior to the completion of the Rights Offering and Transaction were those incidental to the completion of such activities.

As of September 30, 2017, our portfolio included over 40.0 million square feet of gross leasable area (“GLA”), consisting of 230 Wholly Owned Properties totaling over 35.4 million square feet of GLA across 49 states and Puerto Rico, and interests in 28 JV Properties totaling approximately 5.1 million square feet of GLA across 15 states.

As of September 30, 2017, 171 of the Wholly Owned Properties were leased to Sears Holdings pursuant to a master lease agreement (the “Master Lease”) and operated under either the Sears or Kmart brand. At 85 properties, third-party tenants under direct leases occupy a portion of leasable space alongside Sears and Kmart, and 41 properties are leased only to third parties. A substantial majority of the space at the JV Properties is also leased to Sears Holdings under the master lease agreements.

We generate revenues primarily by leasing our properties to tenants, including both Sears Holdings and third-party tenants, who operate retail stores (and potentially other uses) in the leased premises, a business model common to many publicly traded REITs. In addition to revenues generated under the Master Lease through rent payments from Sears Holdings, we generate revenue through leases to third-party tenants under existing and future leases for space at our properties.

The Master Lease provides us with the right to recapture up to approximately 50% of the space occupied by Sears Holdings at each of the 224 Wholly Owned Properties initially included in the Master Lease (subject to certain exceptions and limitations). In addition, we have the right to recapture any automotive care centers which are free-standing or attached as “appendages” to the properties, and all outparcels or outlots and certain portions of parking areas and common areas. Upon exercise of this recapture right, we will generally incur certain costs and expenses for the separation of the recaptured space from the remaining Sears Holdings space and can reconfigure and rent the recaptured space to third-party tenants on potentially superior terms determined by us and for our own account. We also have the right to recapture 100% of the space occupied by Sears Holdings at each of 21 identified Wholly Owned Properties by making a specified lease termination payment to Sears Holdings, after which we expect to be able to reposition and re-lease those stores on potentially superior terms determined by us and for our own account.

As of September 30, 2017, we had exercised recapture rights at 45 properties, including 17 properties at which we exercised partial recapture rights, 17 properties at which we exercised 100% recapture rights (five of which were converted from partial recapture properties), and 11 properties at which we exercised our rights to recapture only automotive care centers or outparcels.

We elected to be treated as a REIT commencing with the taxable year ended December 31, 2015 and expect to continue to operate so as to qualify as a REIT. So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on net taxable income that we distribute annually to our shareholders.

Our principal offices are located at 489 Fifth Avenue, 18th Floor, New York, New York 10017 and our telephone number is (212) 355-7800.

RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should carefully consider the risk factors incorporated by reference in this prospectus in our most recent Annual Report on Form 10-K, any additional information set forth in our subsequent Quarterly Reports on Form 10-Q, and in documents that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and the information contained or incorporated by reference in any applicable prospectus supplement. For a description of these reports and documents, and for information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The risks and uncertainties we discuss in this prospectus and any applicable prospectus supplement and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents we incorporate by reference each contain statements that constitute forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	the factors included in our most recent Annual Report on Form 10-K, including those set forth under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the risks, uncertainties and additional information set forth in any subsequent Quarterly Reports on Form 10-Q;

•	declines in retail, real estate and general economic conditions;

•	our current dependence on Sears Holdings for a majority of our revenue;

•	Sears Holdings’ termination and other rights under its master lease with us;

•	risks relating to our recapture and redevelopment activities and potential acquisition or disposition of properties;

•	our relatively limited operating history as an independent public company;

•	the terms of our indebtedness;

•	tax, environmental, health, safety and land use laws and regulations; and

•	restrictions with which we are required to comply in order to maintain REIT status.

Any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere speaks only as of the date on which we make it. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Except as required by law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K, as updated by our future filings.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from any sale of the securities described in this prospectus to provide additional funds for general trust purposes, including funding our investment activity, the repayment or refinancing of outstanding indebtedness, working capital and other general purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table sets forth the consolidated ratios of earnings to combined fixed charges and preferred share dividends for the periods shown:

Nine Months Ended September 30, 2017	0.30x	(1)
Year Ended December 31, 2016	N/A	(1)
Period from July 7, 2015 (the date operations commenced) to December 31, 2015	N/A	(1)

(1)	Fixed charges exceeded earnings by $43.0 million, $82.6 million and $36.1 million for the nine months ended September 30, 2017, the year ended December 31, 2016 and the period from July 7, 2015 (date operations commenced) to December 31, 2015, respectively.

The consolidated ratios of earnings to combined fixed charges and preferred share dividends were computed by dividing earnings by the aggregate of fixed charges and preferred dividends. We had no preferred dividend requirement in any of the foregoing periods. Therefore, the consolidated ratios of earnings to combined fixed charges and preferred share dividends are the same as the ratios of earnings to fixed charges for such periods. Earnings were calculated by adding certain fixed charges (consisting of interest on indebtedness and amortization of finance costs) to our net income. Fixed charges consist of interest on indebtedness, whether expensed or capitalized, and amortization of financing costs.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

The following description of our shares of beneficial interest is only a summary and sets forth certain general terms and provisions of our shares of beneficial interest. The statements below describing our shares of beneficial interest in all respects subject to and qualified in their entirety by reference to the applicable provisions of our declaration of trust and bylaws and the applicable provisions of Maryland law.

General

Our declaration of trust provides that we may issue up to 100,000,000 Class A common shares of beneficial interest, $0.01 par value per share, referred to as “common shares,” up to 5,000,000 Class B common shares of beneficial interest, $0.01 par value per share, referred to as “non-economic shares,” up to 50,000,000 Class C common shares of beneficial interest, $0.01 par value per share, referred to as “non-voting shares,” and 10,000,000 preferred shares of beneficial interest, $0.01 par value per share, referred to as “preferred shares”. Our declaration of trust authorizes a majority of the entire board of trustees (the “Board of Trustees”), without shareholder approval, to amend our declaration of trust to increase or decrease the aggregate number of shares that we are authorized to issue or the number of authorized shares of any class or series of shares of beneficial interest. As of September 30, 2017, 28,001,411 common shares, 1,434,922 non-economic shares and 5,951,861 non-voting shares are issued and outstanding. Under Maryland law, our shareholders generally are not liable for our debts or obligations solely as a result of their status as shareholders.

Common Shares

All of our issued and outstanding common shares, non-voting shares and non-economic shares are duly authorized and fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of our shares of beneficial interest and to the provisions of our declaration of trust relating to the restrictions on ownership and transfer of our shares of beneficial interest, holders of common shares and non-voting shares are entitled to receive distributions when authorized by the Board of Trustees and declared by us out of assets legally available for distribution to shareholders and will be entitled to share ratably in assets legally available for distribution to shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities. Holders of non-economic shares are not entitled to any regular or special dividend payments or other distributions, including any dividends or other distributions declared or paid with respect to common shares and non-voting shares or any other class or series of our shares of beneficial interest, and are not entitled to receive any distributions in the event of our liquidation, dissolution or winding up.

Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares of beneficial interest and except as may be otherwise specified in the terms of any class or series of our shares of beneficial interest, each outstanding common share entitles the holder to one vote and each non-economic share entitles the holder to one vote on each matter on which holders of common shares are entitled to vote; provided, however, that upon any transfer of a non-economic share to any person other than an affiliate of the initial holder, such shares shall thereafter entitle the holder thereof to one one-hundredth of a vote on each matter on which holders of common shares are entitled to vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as may be provided with respect to any other class or series of our shares of beneficial interest, the holders of common shares and non-economic shares, voting together as a single class, will possess the exclusive voting power, provided that the holders of non-economic shares will have exclusive voting rights with respect to amendments to our declaration of trust that would materially and adversely affect any right or voting power of the non-economic shares. The holders of non-voting shares will have no voting rights except with regard to amendments to our declaration of trust that would materially and adversely affect any of the rights of the non-voting shares.

Our Board of Trustees is divided into three classes of trustees. Each trustee will serve until the third annual meeting following his or her election and until his or her successor is duly elected and qualified or until his earlier death, resignation or removal. The holders of the common shares and non-economic shares, voting together as a single class, elect only one class of trustees each year. In addition, our bylaws provide that trustees will be elected by a vote of 75% of the votes of the common shares and non-economic shares, voting together as a single class, entitled to be cast in both contested and uncontested elections. In the event that an incumbent trustee does not receive a sufficient percentage of votes entitled to be cast for election, he or she will continue to serve on the Board of Trustees until a successor is duly elected and qualifies. The classification of trustees and the requirement that trustee nominees receive a vote of at least 75% of the votes of the common shares and non-economic shares, voting together as a single class, entitled to be cast to be elected may have the effect of making it more difficult for shareholders to change the composition of the Board of Trustees. Except as otherwise provided in setting the terms of any class or series of shares, any vacancy on the Board of Trustees may be filled only by the affirmative vote of a majority of the remaining trustees, although less than a quorum, and any individual elected to fill a vacancy will serve for the remainder of the full term of the trusteeship in which the vacancy occurred and until his or her successor is duly elected and qualifies. Subject to the rights, if any, of holders of any class or series of preferred shares, trustees may be removed only for cause by the affirmative vote of not less than 75% of the votes of common shares and non-economic shares, voting together as a single class, entitled to be cast generally in the election of trustees.

Holders of the common shares and non-economic shares and, except for the conversion rights discussed below, holders of non-voting shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares of beneficial interest, common shares and non-voting shares have equal distribution, liquidation and other rights.

Our declaration of trust provides that (i) in the event the number of issued and outstanding common shares is increased or decreased as a result of any share distribution, share split, reverse share split or certain other changes, the number of votes per non-economic share shall be adjusted to preserve the then existing voting power of the holders of non-economic shares and (ii) in the event the number of issued and outstanding common shares is increased or decreased as a result of any share split, reverse share split or certain other changes, the number of non-voting shares shall be adjusted to preserve the holders of non-voting shares then existing economic rights.

ESL Partners, L.P. and Edward S. Lampert (collectively, “ESL”) have agreed with us that upon any sale or other transfer to a non-affiliate of any of its Operating Partnership units, it will surrender to us a pro rata portion of the non-economic shares that it holds prior to the sale or other transfer, whereupon the surrendered non-economic shares will be cancelled and the aggregate voting power of the non-economic shares held by ESL proportionately reduced.

In addition, our declaration of trust provides that (i) upon any transfer of a non-economic share to any person other than an affiliate of the holder of such share, such non-economic share will thereafter be entitled to only one-one hundredth of a vote per share and (ii) upon any transfer of a non-voting share to any person other than an affiliate of the holder of such share, such non-voting share shall automatically convert into one common share.

Non-Economic Shares

As of the date of this prospectus, ESL holds non-economic shares having 4.6% of the voting power of the Company. However, these shares are not entitled to receive distributions when distributions to the common shares and non-voting shares are authorized by the Board of Trustees and declared by us, nor are they entitled to share ratably in assets legally available for distribution to shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Non-Voting Shares

As of the date of this prospectus, Fairholme Capital Management L.L.C. (“FCM”) and/or certain clients of FCM (the “Fairholme Clients”) hold 4,131,881 non-voting shares having identical preferences, rights, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the common shares; provided that in the event that our Board of Trustees authorizes and we declare a regular or special dividend payment or other distribution in the form of common shares, the holders of non-voting shares shall be entitled to receive non-voting shares in lieu of such common shares and provided further, that the holders of non-voting shares will have no voting rights except with regard to amendments to our declaration of trust that would materially and adversely affect any of the rights of the non-voting shares. In addition, each non-voting share will automatically convert into one common share upon a transfer to any person other than an affiliate of the holder of such share.

Preferred Shares

Pursuant to our declaration of trust, the Board of Trustees is empowered, without any approval of our shareholders, to issue preferred shares in one or more classes or series, to establish the number of shares in each class or series, and to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series. The prospectus supplement relating to any class or series of preferred shares we may offer will contain the specific terms of that class or series, including some or all of the following:

•	whether the shares of the class or series are redeemable, and if so, the prices at which, and the terms and conditions on which, the shares may be redeemed, including the date or dates upon or after which the shares will be redeemable and the amount per share payable in case of redemption;

•	whether shares of the class or series will be entitled to receive dividends or other distributions and, if so, the distribution rate on the shares, any restriction, limitation or condition upon the payment of the dividends or other distributions, whether dividends or other distributions will be cumulative, and the dates on which dividends or other distributions are payable;

•	any preferential amount payable upon shares of the class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company;

•	whether and the extent to which the class or series will be guaranteed;

•	whether the shares of the class or series are convertible, or exchangeable for, shares of any other class or classes of shares or of any other series of shares, or any other securities of the Company, and if so, the terms and conditions of such conversion or exchange, including price or rates of conversion at which, and the terms and conditions on which, the shares of the class or series may be converted or exchanged into other securities;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred shares being offered;

•	terms and conditions of the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the class or series;

•	the distinctive designation of each class or series and the number of shares that will constitute the class or series;

•	the voting power, if any, of shares of the class or series; and

•	any other relative rights, preferences or limitations.

The provisions described in the section “—Restrictions on Ownership and Transfer” below may also apply to any preferred shares we issue.

Power to Increase or Decrease Authorized Shares, Reclassify Unissued Shares and Issue Additional Common Shares and Preferred Shares of Beneficial Interest

Our declaration of trust authorizes the Board of Trustees, with the approval of a majority of the entire Board of Trustees and without shareholder approval, to amend our declaration of trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class or series of shares of beneficial interest that we are authorized to issue. In addition, our declaration of trust authorizes the Board of Trustees to authorize the issuance from time to time of shares of beneficial interest of any class or series, including preferred shares.

Our declaration of trust also authorizes the Board of Trustees to classify and reclassify any unissued common shares or preferred shares of beneficial interest into other classes or series of shares of beneficial interest, including one or more classes or series of shares of beneficial interest that have priority over common shares, non-economic shares and non-voting shares with respect to voting rights, distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each new class or series of shares of beneficial interest, the Board of Trustees is required by Maryland law and by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, the Board of Trustees could authorize the issuance of common shares or preferred shares of beneficial interest with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for common shares or otherwise be in the best interests of our shareholders. No preferred shares of beneficial interest are presently outstanding.

We believe that the power of the Board of Trustees (i) to approve amendments to the declaration of trust to increase or decrease the number of authorized common shares or the number of authorized shares of any class or series of shares of beneficial interest, (ii) to authorize us to issue additional authorized but unissued common shares or preferred shares of beneficial interest and to classify or reclassify unissued common shares or preferred shares of beneficial interest and (iii) thereafter to authorize us to issue such classified or reclassified shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Restrictions on Ownership and Transfer

In order for us to qualify to be taxed as a REIT under the Code, our shares of beneficial interest must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to qualify as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of beneficial interest (after taking into account options to acquire shares of beneficial interest) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively, 10% or more by (1) the REIT or (2) a 10% owner of the REIT) is not qualifying income for purposes of the gross income tests under the Code. To qualify to be taxed as a REIT, we must satisfy other requirements as well. See “U.S. Federal Income Tax Considerations.”

Our declaration of trust contains restrictions on the ownership and transfer of shares of beneficial interest that are intended to, among other purposes, assist us in complying with these requirements. The relevant sections of our declaration of trust provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 9.6%, in value or in number of shares, whichever is more restrictive, of all outstanding shares of beneficial interest, or all outstanding common shares (including common shares, non-economic shares and non-voting shares), of beneficial interest of the Company (the “ownership limits”). We refer to the person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of shares as described below, would beneficially own or constructively own shares in violation of such limits or restrictions and, if appropriate in the context, a person or entity that would have been the record owner of such shares as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause shares of beneficial interest owned beneficially or constructively by a group of related individuals and/or entities to be owned beneficially or constructively by one individual or entity. As a result, the acquisition of less than 9.6% of the outstanding shares of beneficial interest of the Company (or the acquisition by an individual or entity of an interest in an entity that owns, beneficially or constructively, such shares), could, nevertheless, cause that individual or entity, or another individual or entity, to own beneficially or constructively shares of beneficial interest of the Company in excess of the ownership limits. In addition, a person that did not acquire more than 9.6% of the outstanding shares of beneficial interest of the Company may become subject to these restrictions if repurchases by us cause such person’s holdings to exceed 9.6% of all outstanding shares, or all outstanding common shares (including common shares, non-economic shares and non-voting shares), of beneficial interest of the Company.

Pursuant to our declaration of trust, the Board of Trustees, in its sole and absolute discretion, may exempt, prospectively or retroactively, a particular shareholder from either or both of the ownership limits or establish a different limit on ownership (the “excepted holder limit”) if the Board of Trustees determines that:

•	no individual’s beneficial or constructive ownership of our shares of beneficial interest will result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify to be taxed as a REIT;

•	no person shall constructively own our shares of beneficial interest to the extent that such person’s constructive ownership will cause any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such; and

•	such shareholder does not and represents that it will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned or controlled by us, including Operating Partnership) that would cause us to own, actually or constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (or the Board of Trustees limits sole and absolute discretion, determines that revenue derived from such tenant will not affect our ability to qualify to be taxed as a REIT).

Any violation or attempted violation of the representations or undertakings discussed above will result in such shareholder’s shares being automatically transferred to a charitable trust. As a condition of granting the waiver or establishing the excepted holder limit, our Board of Trustees may require (i) an opinion of counsel or a ruling from the IRS, in either case in form and substance satisfactory to the Board of Trustees, in its sole discretion, in order to determine or ensure our status as a REIT and (ii) such representations and undertakings from the person requesting the exception as the Board of Trustees may require in its sole discretion to make the determinations above. The Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit.

Our Board of Trustees has granted exemptions from the ownership limits to the Fairholme Clients to permit certain Fairholme Clients to own up to 20% of the non-voting shares outstanding immediately following this offering.

At any time, the Board of Trustees may from time to time increase or decrease the ownership limits for all other persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of our outstanding shares of beneficial interest or we would otherwise fail to qualify as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of common shares (including common shares, non-economic shares and non-voting shares) of beneficial interest, or all shares of beneficial interest, as applicable, of the Company is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership, equals or falls below the decreased ownership limit, but any further acquisition of shares of beneficial interest of the Company will violate the decreased ownership limit.

Our declaration of trust further prohibits:

•	any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of beneficial interest of the Company that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify to be taxed as a REIT;

•	any person from transferring common shares if the transfer would result in shares of beneficial interest of the Company being beneficially owned by fewer than 100 persons (determined with reference to the rules of attribution under Section 544 of the Code);

•	any person from constructively owning shares of beneficial interest of the Company to the extent that such constructive ownership would cause any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such; and

•	any person from beneficially owning or constructively owning shares of beneficial interest of the Company to the extent such ownership would result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of beneficial interest of the Company that will or may violate either or both of the ownership limits or any of the other restrictions on ownership and transfer of our shares of beneficial interest described above, or who would have owned shares of beneficial interest of the Company transferred to the charitable trust as described below, must immediately give notice to us of such event or, in the case of an attempted or proposed transaction, give us at least 15 days’ prior written notice and provide us with such other information as it may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on ownership and transfer of our shares of beneficial interest will not apply if the Board of Trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, to be taxed as a REIT or that compliance with the restrictions and limits on ownership and transfer of our shares of beneficial interest described above is no longer required in order for us to qualify to be taxed as a REIT.

If any purported transfer of shares of beneficial interest of the Company or any other event would otherwise result in any person violating the ownership limits or any other restriction on ownership and transfer of shares of beneficial interest of the Company described above, then that number of shares (rounded up to the nearest whole share) that would cause the violation will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee or other prohibited owner will acquire no rights in the shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or any other restriction on ownership and transfer of common shares described above, then our declaration of trust provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of beneficial interest of the Company held in the trust will be issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any common shares held in the trust and will have no rights to distributions and no rights to vote or other rights attributable to the common shares held in the trust. The trustee of the trust will exercise all voting rights and receive all distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any distribution made before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand by us. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a prohibited owner before our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if we have already taken irreversible trust action, then the trustee may not rescind and recast the vote.

Shares of beneficial interest of the Company transferred to the trustee will be deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, in the case of a devise or gift, the market price at the time of the devise or gift), or (ii) the market price on the date we, or our designee, accepts such offer. We may reduce the amount so payable to the prohibited owner by the amount of any distribution that we made to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above, and we may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of beneficial interest of the Company held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any distributions held by the trustee with respect to such shares to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating either of the ownership limits or the other restrictions on ownership and transfer of our shares of beneficial interest. After the sale of the shares, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (for example, in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust) and (ii) the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to the discovery by us that shares of beneficial interest have been transferred to a trust, such shares are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

In addition, if our Board of Trustees determines that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of our shares of beneficial interest described above or that a person or entity intends to acquire or has attempted to acquire beneficial or constructive ownership of any shares of beneficial interest of the Company in violation of the restrictions on ownership and transfer of our shares of beneficial interest described above, the Board of Trustees shall take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including, but not limited to, causing us to redeem the shares of beneficial interest of the Company, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer or other event.

Every person or entity who will be a beneficial or constructive owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) in number or value of our outstanding shares of beneficial interest, whichever is more restrictive, within 30 days after the end of each taxable year, and within 30 days of initially reaching such threshold must give us written notice stating the shareholder’s name and address, the number of shares of each class and series of our shares of beneficial interest that the shareholder beneficially or constructively owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the shareholder’s beneficial ownership on our status as a REIT and to ensure compliance with the applicable ownership limits. In addition, any person or entity that is a beneficial owner or constructive owner of shares of beneficial interest of the Company and any person or entity (including the shareholder of record) who is holding shares of beneficial interest of the Company for a beneficial owner or constructive owner must provide to us such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.

Any certificates evidencing shares of beneficial interest of the Company will bear a legend referring to the restrictions on ownership and transfer of our shares of beneficial interest described above and elsewhere in this prospectus.

These restrictions on ownership and transfer of our shares of beneficial interest will not apply if our Board of Trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Transfer Agent and Registrar

The transfer agent and registrar for the common shares is Computershare Trust Company, N.A.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS

The following summary of certain provisions of Maryland law and of our declaration of trust and bylaws does not purport to be complete. For a complete description, we refer you to Maryland law, our declaration of trust and our bylaws. Copies of our declaration of trust and our bylaws are incorporated by reference as exhibits to this registration statement.

Our Board of Trustees

In accordance with the terms of our declaration of trust, the Board of Trustees is divided into three classes, with the trustees of each class serving until the third annual meeting of shareholders after their election and until their successors are duly elected and qualify. At each annual meeting of shareholders, upon the expiration of the term of a class of trustees, the successor to each such trustee in the class will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and until his or her successor is duly elected and qualifies.

Our declaration of trust and bylaws provide that the number of our trustees may be established, increased or decreased only by a majority of the entire Board of Trustees but, unless our bylaws are amended, may not be more than 15.

Election of Trustees; Removals; Vacancies

Our bylaws provide that trustees are elected by a vote of at least 75% of the votes of the common shares and non-economic shares, voting together as a single class, entitled to be cast in both contested and uncontested elections. In the event that an incumbent trustee does not receive a sufficient percentage of votes entitled to be cast for election, he or she will continue to serve on the Board of Trustees until a successor is duly elected and qualifies.

Our declaration of trust provides that, subject to the rights, if any, of holders of any class or series of preferred shares of beneficial interest to elect or remove one or more trustees, our trustees may be removed only for cause, as such term is defined in our declaration of trust, and only by the affirmative vote of not less than 75% of the votes of common shares and non-economic shares, voting together as a single class, entitled to be cast generally in the election of trustees.

We have elected by a provision of our declaration of trust to be subject to provisions of Maryland law requiring that, except as otherwise provided in the terms of any class or series of our shares of beneficial interest, vacancies on the Board of Trustees may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, and that any individual elected to fill a vacancy will serve for the remainder of the full term of the trusteeship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Business Combinations

Under certain provisions of the Maryland General Corporation Law (“MGCL”) applicable to Maryland REITs, certain “business combinations” (including a merger, consolidation, statutory share exchange and, in certain circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland REIT and an interested shareholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the Maryland REIT’s outstanding voting shares of beneficial interest or an affiliate or associate of the Maryland REIT who, at any time during the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding shares of beneficial interest of the Maryland REIT) or an affiliate of such an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must generally be recommended by the board of trustees of the Maryland REIT and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by the holders of outstanding voting shares of beneficial interest of the REIT, voting together as a single class, and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of beneficial interest of the Maryland REIT, other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested shareholder, unless, among other conditions, the Maryland REIT’s common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. A person is not an interested shareholder under the statute if the board of trustees exempted or approved in advance the transaction by which the person otherwise would have become an interested shareholder. A Maryland REIT’s board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of trustees.

Pursuant to the statute, our Board of Trustees has by resolution exempted business combinations (a) between us and (i) Sears Holdings or its affiliates or (ii) ESL or FCM and/or Fairholme Clients or their respective affiliates and (b) between us and any other person, provided that in the latter case the business combination is first approved by our Board of Trustees (including a majority of our trustees who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to a business combination between us and Sears Holdings, ESL or FCM and/or Fairholme Clients or their respective affiliates or to a business combination between us and any other person, in the latter case, if the Board of Trustees has first approved the combination. As a result, any person described in the preceding sentence may be able to enter into business combinations with us that may not be in the best interests of our shareholders, without compliance with the supermajority vote requirements and other provisions of the statute. We cannot assure you that our Board of Trustees will not amend or repeal this resolution in the future.

Control Share Acquisitions

The MGCL provides with regards to Maryland REITs that holders of “control shares” of a Maryland REIT acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the Maryland REIT or an employee of the Maryland REIT who is also a trustee of the Maryland REIT are excluded from shares entitled to vote on the matter.

“Control shares” are voting shares of beneficial interest that, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the Maryland REIT. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the Maryland REIT may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the Maryland REIT may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of shareholders is held at which the voting rights of such shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or statutory share exchange if the Maryland REIT is a party to the transaction or acquisitions approved or exempted by the declaration of trust or bylaws of the Maryland REIT.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of common shares. This provision may be amended or eliminated at any time in the future by our Board of Trustees.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL (“Subtitle 8”) permits a Maryland REIT with a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions of the MGCL that provide, respectively, for:

•	a classified board of trustees;

•	a two-thirds vote requirement for removing a trustee;

•	a requirement that the number of trustees be fixed only by vote of the board of trustees;

•	a requirement that a vacancy on the board of trustees be filled only by the remaining trustees in office for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•	a majority requirement for the calling of a shareholder-requested special meeting of shareholders.

We have elected by a provision in our declaration of trust to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our Board of Trustees. Through provisions in the declaration of trust and bylaws unrelated to Subtitle 8, we (i) have a classified Board of Trustees, (ii) vest in the Board of Trustees the exclusive power to fix the number of trusteeships and (iii) provide that only our chairman, our chief executive officer, president or our Board of Trustees, may call a special meeting. Under the declaration of trust, trustees may be removed only for cause by the affirmative vote of not less than 75% of the votes of the common shares and non-economic shares, voting together as a single class, entitled to be cast generally in the election of trustees.

Special Meetings of Shareholders

Pursuant to our bylaws, the chairman, the chief executive officer, the president or the Board of Trustees may call a special meeting of our shareholders. Under the provisions of our bylaws, a special meeting of our shareholders may not be called by shareholders.

Shareholder Actions by Unanimous Consent

Under our declaration of trust and bylaws, shareholder action may be taken only at an annual or special meeting of shareholders or by unanimous consent in lieu of a meeting.

Approval of Extraordinary REIT Action; Amendment of Declaration of Trust and Bylaws

Under Maryland law, a Maryland REIT generally may not terminate, amend its declaration of trust, merge, convert, sell all or substantially all of its assets or engage in a statutory share exchange, unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be case on the matter, unless the REIT provides in its declaration of trust for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be case on the matter. Our declaration of trust does not provide for a lesser percentage.

Our declaration of trust and bylaws provide that the Board of Trustees has the exclusive power to make, alter, amend or repeal any provision of our bylaws.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that nominations of individuals for election as trustees and proposals of business to be considered by shareholders at any annual meeting may be made only (1) pursuant to notice of the meeting, (2) by or at the direction of the Board of Trustees or (3) by any shareholder who was a shareholder of record at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each of the individuals so nominated or on such other proposed business and who has complied with the advance notice procedures of our bylaws. Shareholders generally must provide notice to our secretary not earlier than the 150th day or later than the close of business on the 120th day before the first anniversary of the date of our proxy statement for the preceding year’s annual meeting.

Only the business specified in the notice of the meeting may be brought before a special meeting of our shareholders. Nominations of individuals for election as trustees at a special meeting of shareholders may be made only (1) by or at the direction of the Board of Trustees or (2) if the special meeting has been called in accordance with our bylaws for the purpose of electing trustees, by a shareholder who is a shareholder of record both at the time of giving the notice required by our bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Shareholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting or later than the later of the close of business on the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our Board of Trustees to be elected at the meeting.

A shareholder’s notice must contain certain information specified by our bylaws about the shareholder, its affiliates and any proposed business or nominee for election as a trustee, including information about the economic interest of the shareholder, its affiliates and any proposed nominee in the Company.

Trust Opportunities

Our declaration of trust provides that if any trustee or officer of the Company who is also a director, officer, employee or agent of Sears Holdings, ESL or FCM or their respective affiliates acquires knowledge of a potential business opportunity, we renounce, on behalf of us and our subsidiaries, any potential interest or expectation in, or right to be offered or participation in, such opportunity, and the trustee may exploit the opportunity or offer it to others, unless the trustee first became aware of it solely as a direct result of his or her capacity as a trustee or officer of the Company, we are financially able and not prohibited from undertaking the opportunity, it is in the line of business and of practical advantage to us, and we have an interest or reasonable expectancy in the opportunity.

Forum Selection Clause

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, is the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our trustees, officers or other employees to us or to our shareholders, (c) any action asserting a claim against us or any of our trustees, officers or other employees arising pursuant to any provision of the MGCL, the Maryland REIT Law (the “MRL”) or our declaration of trust or bylaws or (d) any action asserting a claim against us or any of our trustees, officers or other employees that is governed by the internal affairs doctrine.

REIT Qualification

Our declaration of trust provides that the Board of Trustees may authorize the Company to revoke or otherwise terminate its REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Limitation of Trustees’ and Officers’ Liability and Indemnification

Maryland law permits a Maryland REIT to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the REIT and its shareholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and that is material to the cause of action. Our declaration of trust contains a provision that eliminates the liability of our trustees and officers to the maximum extent permitted by Maryland law.

The MRL permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors, officers, employees and agents of a Maryland corporation. The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our declaration of trust does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that a personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our declaration of trust authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former trustee or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or

•	any individual who, while a trustee or officer of our company and at our request, serves or has served as a trustee, director, officer, partner, member or manager of another real estate investment trust, corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

We have entered into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of trustees, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences of an investment in our common shares and preferred shares (collectively, our “shares”). For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “the Company,” “we,” “our” and “us” generally mean only Seritage Growth Properties and not its subsidiaries or other lower-tier entities, except as otherwise indicated, and references to “tenants” are to persons who are treated as lessees of real property for purposes of the REIT requirements. This summary is based upon the Code, final, temporary and proposed regulations promulgated by the Treasury, rulings and other administrative pronouncements issued by the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position to the contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities have operated and will continue to operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not discuss any estate, gift, state, local or non-U.S. tax consequences relevant to us or an investment in our shares, and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	banks, insurance companies, regulated investment companies, REITs, or financial institutions;

•	dealers or brokers in securities or currencies;

•	partnerships, other pass-through entities and trusts;

•	persons who hold our shares on behalf of other persons as nominees;

•	persons who receive our shares as compensation;

•	persons holding our shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons who are subject to alternative minimum tax;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold our shares as a capital asset, which generally means property held for investment.

The U.S. federal income tax treatment of holders of our shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder of holding our shares will depend on the shareholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our shares, including applicable tax reporting requirements.

Taxation of the Company

We have elected to be taxed as a REIT under Sections 856 through 859 of the Code commencing with our taxable year ending December 31, 2015. We believe that, commencing with our taxable year ending December 31, 2015, we have been organized and operated in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify as a REIT.

In connection with the filing of the registration statement of which this prospectus is part, Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”) has issued an opinion to us to the effect that, commencing with our taxable year ending December 31, 2015, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our current and proposed method of operation, as described in this Registration Statement and in representations furnished by us to Fried Frank, will enable us to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Fried Frank is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify to be taxed as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Fried Frank or by us that we will qualify to be taxed as a REIT for any particular year. The opinion is expressed as of the date issued. Fried Frank will have no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Fried Frank. Our ability to qualify to be taxed as a REIT also requires that we satisfy certain tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify and continue to qualify to be taxed as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify to be taxed as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net REIT taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from an investment in a C corporation. A “C corporation” is a corporation that generally is required to pay tax at the corporate level on its net taxable income. Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when the income is distributed. In general, the income that we generate is taxed only at the shareholder level upon a distribution of dividends to our shareholders.

Most U.S. shareholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. federal income tax rate of 20% (the same as long-term capital gains) plus (if applicable) an additional tax of 3.8% on net investment income (see “—Other Tax Considerations—Medicare 3.8% Tax on Investment Income” below). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs generally are not eligible for this rate and will be taxed at rates applicable to ordinary income. Currently, the highest marginal non-corporate U.S. federal income tax rate applicable to ordinary income is 39.6%. See “—Taxation of Shareholders—Distributions.” See “—Other Tax Considerations—Legislative or Other Actions Affecting REITs” below regarding the possible effect of pending tax legislation on the tax rates applicable to dividends from entities that are taxed as REITs.

Our net operating losses, foreign tax credits and other tax attributes generally do not pass through to our shareholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Shareholders—Taxation of Taxable U.S. Shareholders—Distributions.”

Even if we qualify to be taxed as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property generally would be subject to corporate income tax at the highest applicable rate (currently 35%, but see “—Other Tax Considerations—Legislative or Other Actions Affecting REITs” below regarding the possible effect of pending tax legislation on U.S. federal corporate income tax rates).

•	If we fail to satisfy the 75% gross income test and/or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•	If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the nonqualifying assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary (“TRS”) that do not reflect arm’s-length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation (a “carryover basis transaction”), we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets within the specified recognition period. The specified recognition period is five years for carryover basis transactions occurring after February 17, 2017 and ten years for carryover basis transactions occurring on or prior to February 17, 2017 (but we may elect to apply the five-year period instead for carryover basis transactions occurring after August 8, 2016 and on or before February 17, 2017).

•	The taxable income of our TRSs generally will be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, gross receipts and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

4.	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

5.	the beneficial ownership of which is held by 100 or more persons;

6.	in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares or other beneficial interest is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities); and

7.	that meets other tests described below, including with respect to the nature of its income and assets.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during an entity’s initial tax year as a REIT (which, in our case, was 2015). Our declaration of trust provides restrictions regarding the ownership and transfers of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirements described in condition (6) above (the so-called “closely-held” test), we will be treated as having met this requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares of beneficial interest. To do so, we must demand written statements each year from the record holders of certain percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If a shareholder fails or refuses to comply with the demands, such shareholder will be required by Treasury regulations to submit a statement with its tax return disclosing its actual ownership of our shares and other information.

In addition, an entity generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, such as the Operating Partnership, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s gross income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and gross income is based on our capital interest in the partnership (except that for purposes of the 10% value test, described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take otherwise corrective action on a timely basis. In that case, we could fail to qualify to be taxed as a REIT unless we were entitled to relief, as described below.

Disregarded Subsidiaries

If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded as a separate entity for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as a either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including requirements that the REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable REIT Subsidiaries

In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to our shareholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary corporation to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary corporation, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain categories of income or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

U.S. federal income tax law limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with our TRS, if any, will be conducted on an arm’s-length basis.

Income Tests

In order to qualify to be taxed as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness and certain hedging transactions, generally must be derived from “rents from real property,” gains from the sale of real estate assets, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), dividends received from other REITs, and specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

Rents from Real Property

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the conditions described below are met.

•	The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed-percentage or percentages of receipts or sales;

•

Neither we nor an actual or constructive owner of 10% or more of our shares of beneficial ownership actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled TRS” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled TRS” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

•	Rent attributable to personal property that is leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•	We generally are not permitted to operate or manage our properties or to furnish or render services to our tenants, subject to a 1% de minimis exception and except as further provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue, or a TRS that is wholly or partially owned by us, to provide both customary and non-customary property management or services to our tenants without causing the rent that we receive from those tenants to fail to qualify as “rents from real property.” Any amounts that we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We believe that the rent payments received pursuant to the Master Lease are and will be treated as rents from real property for purposes of the REIT gross income tests.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Dividend Income

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally will constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from another REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fee Income

Any fee income that we earn generally will not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of our gross income tests.

Hedging Transactions

Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred or to be incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests”), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Certain items of income or gain attributable to hedges of foreign currency fluctuations with respect to income that satisfies the REIT gross income requirements may also be excluded from the 95% and 75% gross income tests. Most likely, income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test.

Failure to Satisfy the Gross Income Tests

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify to be taxed as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify to be taxed as a REIT. Even if these relief provisions apply, and we retain our status as a REIT, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property and stock of other corporations that qualify as REITs, debt issued by publicly traded REITs, personal property to the extent that rents attributable to such personal property are treated as rents from real property under the income tests discussed above under “—Income Tests—Rents from Real Property,” as well as some kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, other than a TRS, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, the aggregate value of all securities of TRSs that we hold may not, in the aggregate, exceed 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets.

Fifth, no more than 25% of the value of our total assets may consist of certain debt instruments issued by publicly traded REITs.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, except with respect to debt instruments issued by a publicly traded REIT, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non- governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

Certain independent appraisals have been obtained that support our conclusions as to the value of our total assets and the value of certain securities, but we may not obtain such appraisals in the future to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described below (to the extent such relief provisions are available).

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, an additional provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%) and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements

In order to qualify to be taxed as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

(i)	the sum of

(a)	90% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid; and

(b)	90% of our after-tax net income, if any, from foreclosure property (as described below);

minus

(ii)	the excess of the sum of specified items of non-cash income over 5% of our REIT taxable income, computed without regard to our net capital gain and the deduction for dividends paid.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. These distributions will be treated as received by our shareholders in the year in which paid.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, some or all of our net long-term capital gains and pay tax on such gains. In this case, we could elect for our shareholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our shareholders would then increase the adjusted basis of their shares by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income.

To the extent that we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, generally will not affect the tax treatment to our shareholders of any distributions that are actually made. See “—Taxation of Shareholders—Distributions.”

If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid corporate income tax.

We expect that our net taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing net taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets, or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends through the distribution of other property (including our shares) in order to meet the distribution requirements, while preserving our cash.

If our taxable income for a particular year is subsequently determined to have been understated, we may be able to rectify a resultant failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

For purposes of the 90% distribution requirement and excise tax described above, any dividend that we declare in October, November or December of any year and that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or having been, held as inventory or primarily for sale to customers in the ordinary course of a trade or business, and therefore a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as “like-kind exchanges” under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or a deficiency divided, depending on the facts and circumstances surrounding the particular transactions.

Derivatives and Hedging Transactions

We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of a position in such a transaction and (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. For taxable years beginning after December 31, 2015, such treatment also applies to new transactions entered into to hedge the income or loss from prior hedging transactions where the property or indebtedness that was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we enter into hedging transactions that are not described in the preceding clause (i) or (ii), the income from these transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the REIT asset tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum U.S. federal corporate income tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Penalty Tax

Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations or if the interest payments were at a commercially reasonable rate. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification as a REIT if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are also available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to shareholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), distributions to shareholders would be taxable as regular corporate dividends. Such dividends paid to U.S. shareholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Taxation of Shareholders

Taxation of Taxable U.S. Shareholders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our shares applicable to taxable U.S. shareholders. A “U.S. shareholder” is any holder of our shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares.

Distributions

So long as we qualify to be taxed as a REIT, the distributions that we make to our taxable U.S. shareholders out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) that we do not designate as capital gain dividends generally will be taken into account by such shareholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum U.S. federal income tax rate) for qualified dividends received by most U.S. shareholders that are individuals, trusts and estates from taxable C corporations. Such shareholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	dividends received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends generally will be taxed to our U.S. shareholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder that receives such distribution has held its shares. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case we may elect to apply provisions of the Code that treat our U.S. shareholders as having received, solely for U.S. federal income tax purposes, our undistributed capital gains, and the shareholders as receiving a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of the Company” and “—Annual Distribution Requirements.” Corporate shareholders may be required to treat up to 20% of their capital gain dividends as ordinary income. Currently, long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. shareholders that are individuals, trusts and estates, and 35% in the case of U.S. shareholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will represent a return of capital and will not be taxable to a shareholder to the extent that the amount of such distributions does not exceed the adjusted basis of the shareholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the shareholder’s shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares, the shareholder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of the Company” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to shareholders and do not offset income of shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of shareholders to the extent that we have current or accumulated earnings and profits (as determined for U.S. federal income tax purposes).

Dispositions of Shares

If a U.S. shareholder sells or disposes of our shares, it generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition, and the shareholder’s adjusted tax basis in the shares. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our shares will be subject to a maximum U.S. federal income tax rate of 20% if the shares are held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if the shares are held for one year or less. Gains recognized by shareholders that are corporations are subject to U.S. federal income tax without regard to whether or not such gains are classified as long-term capital gains, currently at a maximum rate of 35%. Capital losses recognized by a shareholder upon the disposition of our shares that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may also offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our shares by a shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of actual or deemed distributions that we make that are required to be treated by the shareholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our shares or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the disposition of our shares or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Redemption of Preferred Shares

A redemption of our preferred shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred shares (in which case the redemption will be treated in the same manner as a sale described above in “—Disposition of Shares”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the U.S. shareholder’s interest in our shares, (ii) results in a “complete termination” of the U.S. shareholder’s interest in all of our classes of shares, or (iii) is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. shareholder of the preferred shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our preferred shares does not meet any of the three tests described above, the redemption proceeds will be treated as a dividend, as described above under “—Taxation of Taxable U.S. Shareholders.” In that case, a U.S. shareholder’s adjusted tax basis in the redeemed preferred shares will be transferred to such U.S. shareholder’s remaining shares. If the U.S. shareholder does not retain any of our shares, such basis could be transferred to a related person that holds our shares or it may be lost.

Under proposed Treasury regulations, if any portion of the amount received by a U.S. shareholder on a redemption of our preferred shares is treated as a distribution with respect to our shares but not as a taxable dividend, then such portion will be allocated to all shares of the redeemed class held by the redeemed shareholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed shareholder’s basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed shareholder has different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus the redeemed shareholder could have gain even if such shareholder’s basis in all its shares of the redeemed class exceeded such portion.

The proposed Treasury regulations permit the transfer of basis in the redeemed preferred shares to the redeemed shareholder’s remaining, unredeemed preferred shares of the same class (if any), but not to any other class of shares held (directly or indirectly) by the redeemed shareholder. Instead, any unrecovered basis in the redeemed preferred shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations will ultimately be finalized.

Passive Activity Losses and Investment Interest Limitations

Distributions that we make and gains arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as passive activity income. As a result, shareholder will not be able to apply any “passive losses” against income or gain relating to our shares. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Non-U.S. Shareholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our shares applicable to non-U.S. shareholders. A “non-U.S. shareholder” is any holder of our shares other than a partnership or U.S. shareholder.

Ordinary Dividends

The portion of dividends received by non-U.S. shareholders that (i) is payable out of our earnings and profits, (ii) is not attributable to capital gains that we recognize and (iii) is not effectively connected with a U.S. trade or business of the non-U.S. shareholder, will be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable tax treaty.

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. shareholder’s investment in our shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends. Such effectively connected income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. shareholder. The income may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the case of a non-U.S. shareholder that is a corporation.

Non-Dividend Distributions

Unless our shares constitute a U.S. real property interest (“USRPI”), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. federal withholding tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to U.S. federal withholding tax at the rate applicable to dividends. The non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (i) the shareholder’s proportionate share of our earnings and profits, plus (ii) the shareholder’s basis in its shares, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a withholding at a rate of 10% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.

Capital Gain Dividends

Under FIRPTA, a distribution that we make to a non-U.S. shareholder (other than certain qualified foreign pension funds), to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be treated as effectively connected with a U.S. trade or business of the non-U.S. shareholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Ordinary Dividends” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gain dividends. Distributions subject to FIRPTA may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the hands of a non-U.S. shareholder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. shareholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (i) the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain, except that a non-U.S. shareholder that is a corporation may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty), or (ii) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains. We expect that a significant portion of our assets will be USRPIs.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Ordinary Dividends”), if (i) the capital gain dividend is received with respect to a class of shares that is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market located in the United States and (ii) the recipient non-U.S. shareholder does not own more than 10% of that class of shares at any time during the year ending on the date on which the capital gain dividend is received. We anticipate that our shares will continue to be “regularly traded” on an established securities market.

Dispositions of Shares

Unless our shares constitute a USRPI, a sale of the shares by a non-U.S. shareholder generally will not be subject to U.S. federal income taxation under FIRPTA. Subject to certain exceptions discussed below, our shares will be treated as a USRPI if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We expect that 50% or more of our assets will continue to consist of USRPIs.

Even if the foregoing 50% test is met, however, our shares will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is held, directly or indirectly, by non-U.S. shareholders at all times during a specified testing period. As described above, our declaration of trust contains restrictions designed to protect our status as a “domestically controlled qualified investment entity,” and we believe that we are and will remain a domestically controlled qualified investment entity, and that a sale of our shares should not be subject to taxation under FIRPTA. However, no assurance can be given that we will be or will remain a domestically controlled qualified investment entity.

In the event that we are not a domestically controlled qualified investment entity, but our shares are “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. shareholder’s sale of our shares nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. shareholder held 10% or less of our outstanding shares at all times during a prescribed testing period. We expect that our shares will continue to be regularly traded on an established securities market.

If gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. shareholder (other than certain qualified foreign pension funds) would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Moreover, in order to enforce the collection of the tax, the purchaser of the shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases: (i) if the non-U.S. shareholder’s investment in the shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, except that a non-U.S. shareholder that is a corporation may also be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty), or (ii) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our shares (subject to the 10% exception applicable to “regularly traded” shares described above), a non-U.S. shareholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. shareholder (a) disposes of our shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (b) acquires, or enters into a contract or option to acquire, other our shares within 30 days after such ex-dividend date.

Qualified Foreign Pension Funds

Distributions to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds our shares directly or indirectly (through one or more partnerships) generally will not be subject to tax under FIRPTA. In addition, a sale of our shares by a “qualified foreign pension fund” that holds our shares directly or indirectly (through one or more partnerships) generally will not be subject to tax under FIRPTA. A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Non-U.S. shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our shares, including applicable tax reporting requirements.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt shareholder has not held our shares as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder) and (ii) the shares are not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of the shares generally should not give rise to UBTI to a tax-exempt shareholder.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such shareholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our shares could be required to treat a percentage of any dividends received from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension trust shareholders in order to satisfy the REIT “closely-held” test and (ii) either (a) one pension trust owns more than 25% of the value of our shares or (b) one or more pension trusts, each individually holding more than 10% of the value of the shares, collectively own more than 50% of the value of the shares. Certain restrictions on ownership and transfer of our shares generally should prevent a tax-exempt entity from owning more than 10% of the value of our shares and generally should prevent us from becoming a pension-held REIT.

Tax-exempt shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our shares, including applicable tax reporting requirements.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

Changes to the U.S. federal income tax laws are proposed regularly. Legislative and regulatory changes may be more likely in the 115th Congress because the Presidency and Congress are controlled by the same political party and significant changes to the Code have been announced as a legislative priority. If enacted, certain of such changes could have an adverse effect on our business and financial results. For example, the Trump administration and House Republican tax plan could reduce the relative competitive advantage of operating as a REIT as compared to operating as a regular C-corporation. These proposals include, among others, the lowering of income tax rates on individuals and corporations, which could ease the burden of double taxation on corporate dividends and make the single level of taxation on REIT distributions relatively less attractive, and allowing the expensing of capital expenditures, other than those made to acquire or construct real property, which could have a similar effect on real estate businesses relative to other businesses. In addition, the repeal of the favorable tax treatment of like-kind exchanges under Section 1031 of the Code, which are routinely used by many REITS, might ultimately be included as a component of any such tax reform.

Additionally, the REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in revisions to regulations and administrative interpretations in addition to statutory changes.

We cannot predict whether, when or to what extent new U.S. federal tax laws, regulations, interpretations or rulings will be issued, nor is the long-term effect of the proposed tax legislative changes on the real estate investment industry or REITs clear. Prospective investors are urged to consult their tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our shares.

Prospective investors are urged to consult their tax advisors regarding the effect of potential changes to the U.S. federal income tax laws on an investment in our shares, including applicable tax reporting requirements.

Medicare 3.8% Tax on Investment Income

Certain U.S. shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax on dividends and certain other investment income, including dividends and capital gains from the sale or other disposition of our shares.

Foreign Account Tax Compliance Act

Pursuant to U.S. federal withholding provisions commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), a U.S. federal withholding tax of 30% generally will be imposed on certain payments made to a “foreign financial institution” (as specifically defined under these rules) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. Under the legislation and administrative guidance, a U.S. federal withholding tax of 30% generally will be imposed on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying certain of its direct and indirect U.S. owners. Under certain circumstances, a non-U.S. shareholder may be eligible for refunds or credits of such taxes. These withholding taxes would be imposed on dividends paid with respect to our shares to, and on gross proceeds from the sale or other taxable disposition of our shares after December 31, 2018 by, foreign financial institutions or non-financial entities (including in their capacity as agents or custodians for beneficial owners of our shares) that fail to satisfy the above requirements. Non-U.S. shareholders should consult their tax advisors regarding the possible implications of this legislation on their ownership and disposition of our shares.

State, Local and Foreign Taxes

We and our subsidiaries and shareholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our shares.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	in block trades;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing shareholders or other securityholders.

The prospectus supplement with respect to any offering of securities will include the following information to the extent applicable:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

At the Market Offerings

We may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of our SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call l-800-SEC-0330 for further information on the operations at the public reference room. Our SEC filings are also available at the offices of the NYSE, 11 Wall Street, New York, New York 10005.

Additionally, Sears Holdings is a publicly traded company and is subject to the informational filing requirements of the Exchange Act, and is required to file periodic reports on Form 10-K and Form 10-Q with the SEC; refer to www.sec.gov for Sears Holdings’ publicly available financial information. The information regarding Sears Holdings contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus has been derived from the public filings of Sears Holdings. We have not independently verified this information. We make no representation as to the accuracy or completeness of the information regarding Sears Holdings that is available through the SEC’s website or otherwise made available by Sears Holdings or any third party, and none of such information is incorporated by reference herein.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, DC upon payment of any fees prescribed by the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The documents listed below have been filed by us under the Exchange Act with the SEC and are incorporated by reference in this prospectus and the accompanying prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2016;

•	the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 15, 2017;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

•	our Current Reports on Form 8-K filed on January 4, 2017, January 17, 2017, February 24, 2017, February 28, 2017 (only the first report filed on this date), April 26, 2017, June 23, 2017, July 13, 2017, July 26, 2017, October 24, 2017 and November 8, 2017 and our Current Report on Form 8-K/A filed on September 5, 2017; and

•	the description of our common shares in our registration statement on Form 8-A filed on June 9, 2015, including any amendments and reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any securities covered by this prospectus and any accompanying prospectus supplement shall be deemed to be incorporated by reference in this prospectus and will automatically update and supersede the information in this prospectus, any accompanying prospectus supplement and any previously filed documents.

This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus.

Copies of all documents which are incorporated by reference in this prospectus and the applicable prospectus supplement (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus or the applicable prospectus supplement is delivered, upon written or oral request. Requests should be directed to 489 Fifth Avenue, 18th Floor, New York, New York 10017 (telephone number: (212) 355-7800. You may also obtain copies of these filings, at no cost, by accessing our website at www.seritage.com; however, the information located on or accessible from, our website is not, and should not be deemed to be, part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated by reference in any other filing that we submit to the SEC.

LEGAL MATTERS

Certain legal matters with respect to the securities being offered by means of this prospectus will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP. Certain other legal matters relating to Maryland law and the validity of any common shares or preferred shares offered by means of this prospectus will be passed upon for us by Venable LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Those consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

            Shares

Seritage Growth Properties

    % Series A Cumulative Redeemable Preferred Shares

PROSPECTUS SUPPLEMENT

Morgan Stanley

UBS Investment Bank

Stifel

December     , 2017